UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

proxy statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DENTSPLY SIRONA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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Dentsply
Sirona
CEREC Primemill

Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or Dentsply Sirona”), which will be held at 8:00 a.m. Eastern Time on Wednesday, May 20, 2020. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the 2020 Annual Meeting online and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2020. You will also be able to cast your vote electronically at the Annual Meeting. For more information on how to attend and vote your shares at our virtual meeting, please see the section entitled “ABOUT THE MEETING” in the accompanying Proxy Statement.

We have made the decision to hold the Annual Meeting virtually this year for the first time due to the impact of the coronavirus (COVID-19) outbreak and to protect the health of our stockholders and employees. Additionally, we believe that holding the Annual Meeting virtually will also allow us to increase stockholder accessibility and to improve communication.

Items of Business

1.	to elect the eleven (11) directors named in the Company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2020;

3.	to approve, by non-binding vote, the Company’s executive compensation; and

4.	to transact such other business as may properly come before the meeting.

Voting

Only stockholders of record at the close of business on March 23, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at the Company’s Corporate Headquarters,13320 Ballantyne Corporate Place, Charlotte, NC 28277. As a stockholder of record, you are cordially invited to attend the meeting virtually.

On or about April 10, 2020, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com).

Regardless of whether you expect to attend the meeting virtually, please vote in advance of the meeting by using one of the methods described in the Company’s proxy statement (the “Proxy Statement”). As a stockholder of record, you may vote your shares (1) virtually at the meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice and in the Proxy Statement. If you virtually attend and vote at the meeting electronically, your vote at the meeting will replace any earlier vote you cast.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel and Secretary

13320 Ballantyne Corporate Place

Charlotte, NC 28277

April 7, 2020

Even though you may plan to attend the meeting virtually, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly (if you receive your proxy materials by mail), in which case a return envelope which requires no postage if mailed in the United States is enclosed for your convenience. Telephone and Internet voting information are also provided on your proxy card. Should you attend the meeting virtually, you may revoke your proxy and vote at the virtual meeting.

APPENDIX A—Reconciliation of Non-GAAP Information to GAAP Information	A-1

DENTSPLY SIRONA INC. 13320 Ballantyne Corporate Place Charlotte, NC 28277

2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (“Dentsply Sirona,” the “Company,” “we,” “us” or “our”) to be voted at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 10, 2020, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of March 23, 2020, the Record Date, and our notice of annual meeting, proxy materials, and 2019 Annual Report are first being posted on the website referenced in the Notice (www.proxyvote.com). All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.

Stockholders as of the Record Date are invited to attend our Annual Meeting virtually, which will take place on Wednesday, May 20, 2020, beginning at 8:00 a.m., Eastern Time. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2020. You will also be able to cast your vote electronically at the Annual Meeting.

To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2020. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you are able to attend the Annual Meeting virtually, you are urged to vote your proxy, either by mail (if you receive your proxy materials by mail), telephone or the Internet. Specific instructions for voting by telephone or through the Internet are included in the Notice and in this Proxy Statement. If you attend and vote at the meeting virtually, your vote at the meeting will replace any earlier vote you cast. Proxies may also be voted at any adjournment or postponement of the Annual Meeting.

DENTSPLY SIRONA INC. – Proxy Statement     1

2020 PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m., Eastern Time, Wednesday, May 20, 2020

Virtual Meeting Location:	http://www.virtualshareholdermeeting.com/XRAY2020

Record Date:	March 23, 2020

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation
1.	Election of the eleven directors named in this Proxy Statement	FOR EACH NOMINEE
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2020	FOR
3.	Approval, by non-binding vote, of the Company’s executive compensation	FOR

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Michael C. Alfano Independent	72	2001	Science and Technology (Chair)
Eric K. Brandt Independent	57	2004	Executive (Chair) Governance	LAM Research Corporation The Macerich Company NortonLifeLock Inc.
Donald M. Casey Jr.	60	2018	Executive Science and Technology
Willie A. Deese Independent	64	2011	HR (Chair)	CDK Global Inc. G1 Therapeutics, Inc. Public Service Enterprise Group, Inc.
Betsy D. Holden Independent	64	2018	Governance Executive HR	The Western Union Company National Retail Properties, Inc.
Arthur D. Kowaloff Independent	73	2016	HR
Harry M. Jansen Kraemer Jr. Independent	65	2016	Governance (Chair)	Leidos Holdings, Inc. OptionCare Health (BIOS)
Gregory T. Lucier Independent	55	2019	HR	Catalent, Inc. NuVasive, Inc.
Francis J. Lunger Independent	74	2005	Audit Executive
Leslie F. Varon Independent	63	2018	Audit (Chair)	Hamilton Lane Inc. LAM Research Corporation
Janet S. Vergis Independent	55	2019	Audit Science and Technology	Dwight & Church Co. Inc.

2    DENTSPLY SIRONA INC. – Proxy Statement

2020 PROXY SUMMARY

BOARD AGE AND TENURE

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although not required, we are asking stockholders to vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2020.

ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

Our named executive officers as of the end of 2019 were:

•	Donald M. Casey Jr., Chief Executive Officer

•	Jorge M. Gomez, Executive Vice President and Chief Financial Officer

•	Nicholas W. Alexos, Former Executive Vice President and Chief Financial Officer(1)

•	Keith J. Ebling, Executive Vice President, General Counsel and Secretary

•	William E. Newell, Senior Vice President, Chief Segment Officer

•	Walter Petersohn, Senior Vice President, Chief Commercial Officer

We are asking our stockholders to approve on an advisory basis the Company’s executive compensation. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Human Resources Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

(1)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

DENTSPLY SIRONA INC. – Proxy Statement     3

2020 PROXY SUMMARY

KEY ELEMENTS OF OUR COMPENSATION PROGRAM

COMPENSATION COMPONENTS

Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position
Annual Incentive Plan

Short-term compensation

Cash award based on accomplishment of annual financial objectives related to internal sales growth, non-GAAP adjusted pre-tax income and adjusted cash flow, each as compared to the budget (80%) and strategic objectives (20%)

Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success

Competitive with market to attract and retain executive management

Based on performance of the Company to align with stockholder interest

Equity Incentive Compensation	Long-term compensation Equity incentive awards consisting of: • performance based-vesting restricted stock units; • time based-vesting restricted stock units; and • time based-vesting stock options	Reward for improving and sustaining long-term performance Align directly with stockholders’ interest Enhancement of long-term stockholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon Termination and/or a Change-in-Control Event	Basic economic, retirement, termination and change-in-control benefits	Attract and retain quality management Provide basic short and long-term security Support focus on Company’s activities and interest during change-in-control event

4    DENTSPLY SIRONA INC. – Proxy Statement

2020 PROXY SUMMARY

2019 SUMMARY COMPENSATION

(see page 61 for additional detail)

The table below sets forth the 2019 compensation for our named executive officers:

	Base Salary		Bonus(1)	Restricted Stock and Performance Share Awards	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other	Total
Donald M. Casey Jr.	$925,000		$—	$8,222,964	$1,000,054	$1,110,000	$108,225	$11,366,243
Jorge M. Gomez	$254,247	(3)	$1,100,000	$8,171,764	$524,632	$190,700	$56,699	$10,298,042
Nicholas W. Alexos(4)	$584,110		$—	$3,494,753	$424,875	$438,100	$361,693	$5,303,531
Keith J. Ebling	$680,000		$—	$2,980,823	$362,150	$510,000	$79,560	$4,612,533
William E. Newell	$479,679		$—	$2,148,766	$162,139	$342,300	$275,758	$3,408,642
Walter Petersohn	$595,281	(5)	$—	$2,023,767	$162,139	$272,108	$57,115	$3,110,410

(1)

Bonus amount for Mr. Gomez is for a one-time make whole cash payment to compensate Mr. Gomez for potential 2019 cash bonus payments from his former employer at the start of his role as Executive Vice President and Chief Financial Officer. If voluntary termination occurs before the first anniversary of his start date, Mr. Gomez must repay the make whole cash payment to the Company.

(2)	Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2019 that were paid in cash in 2020.

(3)	Actual base salary received in 2019 paid for the portion of the year Mr. Gomez served at the Company. Mr. Gomez joined the Company in August 2019 as our Chief Financial Officer.

(4)

Mr. Alexos joined the Company in October 2017 and served as Executive Vice President and Chief Administrative Officer of the Company until November 2017. From November 2017 until August 2019 he served as Executive Vice President and Chief Financial Officer at which time he was succeeded by Mr. Gomez.

(5)

The amount for Mr. Petersohn includes a one-time vacation payout of €160,354 and amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

DENTSPLY SIRONA INC. – Proxy Statement     5

ABOUT THE MEETING

Q. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of March 23, 2020, the Record Date, and are entitled to vote.

This Proxy Statement summarizes the information you need to know in order to cast a vote at the meeting.

Q. What Am I Voting On?

You are voting on three items:

•	election of directors named in this Proxy Statement (see page 12);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2020 (see page 85); and

•	approval, by non-binding vote, of the Company’s executive compensation (see page 87).

Q. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*

BY INTERNET www.proxyvote.com*

BY MAIL completing and returning your proxy card

AT THE VIRTUAL MEETING by electronic vote at the virtual meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 19, 2020.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker or by a bank, trustee, or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, trustee, or other nominee. If you hold your shares in street name and wish to vote at the meeting, please obtain instructions on how to vote at the meeting from your broker, bank, trustee or other nominee.

Q. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of the eleven directors named in this Proxy Statement	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2020	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

6    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

Q. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Donald M. Casey, Jr. and Keith J. Ebling, or either of them, to vote your shares at their discretion.

Q. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date of March 23, 2020 are entitled to receive notice of and to participate virtually in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

Q. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date.

Q. How Many Votes Can Be Cast By All Stockholders?

On the Record Date there were 219,026,144 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

Q. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the Record Date, or approximately 109,513,073 votes, must be present virtually, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee but your broker, bank, trustee or other nominee has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals.

We urge you to vote by proxy even if you plan to attend the meeting virtually so that we will know as soon as possible that a quorum has been achieved.

Q. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director in an uncontested election when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director- nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director- nominee is not elected by a majority of the votes cast, the Corporate Governance and Nominating Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

DENTSPLY SIRONA INC. – Proxy Statement     7

ABOUT THE MEETING

With respect to Items 2 and 3, the affirmative vote of a majority of the votes cast is required for approval, assuming a quorum is present. With respect to Item 3, because your vote is advisory, it will not be binding upon the Board; however the Human Resources Committee and the Board have in the past considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements.

Brokers have discretionary authority to vote with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority to vote with respect to the other proposals. Abstentions and broker non-votes will therefore have no effect on Items 2 and 3.

Q. What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held in “street name” (i.e., of record by a broker, bank, trustee, or other nominee), you must instruct the broker, bank, trustee or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank, trustee or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. For the 2020 meeting, your broker does not have discretionary authority to vote on the election of directors or on the advisory vote to approve the Company’s executive compensation (or, “Say-on-Pay” vote), without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 19, 2020), or send a written notice of revocation to our Corporate Secretary at Dentsply Sirona Corporate Headquarters, 13320 Ballantyne Corporate Place, Charlotte, NC 28277. If you attend the meeting virtually and wish to vote at the meeting, you may request that your previously submitted proxy be revoked.

Q. What is the Deadline to Submit a Proposal for the 2021 Annual Meeting?

The Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders was released on April 7, 2020. Accordingly, stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2021 must be received by the Company no later than December 11, 2020, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the Proxy Statement and proxy relating to that meeting. See “Other Matters – Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders outside of Rule 14a-8.

Q. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.

The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 10, 2020.

8    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

Q. Who Can Attend the Annual Meeting Virtually?

Any Dentsply Sirona stockholder as of the close of business on the Record Date may attend the virtual meeting. To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2020. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:30 a.m. Eastern Time on May 20, 2020. The meeting will begin promptly at 7:45 a.m. Eastern Time on May 20, 2020.

If you hold your shares in street name and wish to attend and vote at the meeting virtually, please obtain instructions on how to attend and vote at the meeting virtually from your broker, bank, trustee or other nominee.

Q. How Can I Submit Questions for the Annual Meeting?

To submit questions during the meeting, please visit http://www.virtualshareholdermeeting.com/XRAY2020. You will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability or on the instructions that accompanied your proxy materials. If you want to submit your question during the meeting, log into the virtual meeting platform at http://www.virtualshareholdermeeting.com/XRAY2020, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or business suggestions, are not pertinent to meeting matters and therefore will not be answered.

Q. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this Proxy Statement;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2020; and

•	FOR the approval, by non-binding vote, of the Company’s executive compensation.

Q. What if I participate in the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan (“ESOP”)?

If you participate in a Company stock fund under the ESOP and had shares of our common stock associated with your account on the record, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of the ESOP. If your accounts inside and outside of the ESOP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your ESOP account.

Shares of common stock in the ESOP will be voted by T. Rowe Price Retirement Plan Services, Inc., as trustee of the ESOP. ESOP participants in a Company stock fund should submit their voting instructions to T. Rowe Price by using the toll-free telephone number or indicating their instructions over the Internet, in each case pursuant to the instructions in the notice provided by T. Rowe Price, or by submitting an executed proxy card. Voting instructions regarding ESOP shares must be received by 11:59 p.m. Eastern Time on Tuesday, May 19, 2020, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our ESOP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to T. Rowe Price.

DENTSPLY SIRONA INC. – Proxy Statement     9

ABOUT THE MEETING

All voting instructions from ESOP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the instructions of the Company.

Q. What if I have technical difficulties or trouble accessing the virtual meeting website?

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.] We will have technical support ready to assist stockholders with any technical difficulties they may experience in accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call technical support at:

1-800-586-1548 (U.S. Domestic Toll Free); or

1-303-562-9288 (International)

Q. Why are you not holding the Annual Meeting in a physical location?

We have made the decision to hold the Annual Meeting virtually this year for the first time due to the impact of the coronavirus (COVID-19) outbreak and to protect the health of our stockholders and employees. Additionally, we believe that holding the Annual Meeting virtually will also allow us to increase stockholder accessibility and to improve communication, while reducing costs.

10    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1:

ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance and Nominating Committee recommended and our Board has nominated eleven directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

All nominees are currently directors of our Company and all nominees have agreed to serve if elected. Effective September 26, 2019, the size of the Board was expanded from ten members to eleven members and Ms. Janet S. Vergis, who had been identified as a potential director candidate by current members of the Board, was appointed to the Board. Unless otherwise specified, all proxies will be voted in favor of each nominee as a director of our Company.

Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes.

Our Board has determined that, in its judgment, with the exception of Mr. Casey, our current CEO, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this Proxy Statement.

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. In 2018, the Company revised its Corporate Governance Guidelines/Policies in order to further emphasize its commitment to a policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of ethnicity, race and gender in each pool of candidates from which Board nominees are chosen and actively considers for selection as directors those persons who possess a diversity of experience, gender, race and ethnicity. In 2019, the Company further revised its Corporate Governance Guidelines/Policies to expand the criteria which is actively considered for selection of directors, including competence in enterprise risk management and cyber security.

For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 27.

DENTSPLY SIRONA INC. – Proxy Statement     11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Michael C. Alfano, D.M.D., Ph.D.
Director since 2001 Age: 72 Board Committees: • Science and Technology Committee (Chair) Other Public Company Boards: • None

Dr. Alfano is Executive Vice President Emeritus, and Professor and Dean Emeritus at New York University (‘‘NYU’’). Dr. Alfano served as Dean of the College of Dentistry from 1998 to 2006 and as Executive Vice-President of NYU from 2006 to 2013. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. Dr. Alfano has served as a member of, or consultant to, various public health organizations, including the National Institutes of Health, the Editorial Board of the American Journal of Dentistry, the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He was a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. From 2010-2015 he served as a director of the not-for-profit Delta Dental of New York Insurance Company. He also served as a Director of the YMCA of Greater New York, the largest YMCA system in the country, from 2010 to 2014. He has received numerous honors, research grants and awards, and currently serves as a member of the Executive Committee of the Santa Fe Group.

Selected Key Qualifications and Experience:

Extensive Knowledge of Dentsply Sirona History and Industry

Dr. Alfano is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Dental Device or Industry Experience

Dr. Alfano is a dentist by training, has experience in publicly traded Block Drug Company Inc., and has held various leadership positions in the field of dentistry, including as an academic and professional.

Research and Development Experience

Dr. Alfano has served as a Professor and Senior Presidential Fellow and an Executive Vice President at the New York University, as well as Dean of its College of Dentistry, where he was in contact with cutting edge research and development.

12    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Eric K. Brandt

Director since 2004

(Non-executive Chairman since 2017)

Age: 57

Board Committees:

•  Corporate Governance and Nominating Committee

•  Executive Committee (Chair)

Other Public Company Boards:

•  LAM Research Corporation

•  The Macerich Company

•  NortonLifeLock Inc.

Mr. Brandt has served as Non-Executive Chairman of the Board since September 28, 2017. Mr. Brandt has previously served as Senior Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, from 2007 to 2009 and then as Executive Vice President and Chief Financial Officer with Broadcom from 2010 to 2016. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. He serves on the Board of Directors for LAM Research Corporation as the Chair of its Audit Committee and as a member of its Nominating and Governance Committee, on the Board of Directors of The Macerich Company as a member of its Compensation Committee and on the Board of Directors of NortonLifeLock Inc. as a member of its Audit Committee. Mr. Brandt also served as a director of Yahoo! Inc. from 2016 to 2017 and served as a director of Altaba Inc. (formerly Yahoo! Inc.), as chairman of the Board of Directors from January 2017 through its delisting in 2019.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Brandt has significant business experience, including leadership roles as an executive and board member of public companies.

Public Company Governance Experience

Mr. Brandt serves and has served on boards of directors of several public companies, including as chairman, having obtained valuable experience in public company governance matters.

Business Development Experience

Mr. Brandt’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

DENTSPLY SIRONA INC. – Proxy Statement     13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Donald M. Casey Jr.
Director since 2018 Age: 60 Board Committees: • Executive Committee • Science and Technology Committee Other Public Company Boards: • None

Mr. Casey served from 2012 through 2018 as the Chief Executive Officer of the Medical Segment of Cardinal Health, a manufacturer and provider of medical products and supply chain services. From 2010 to 2012, Mr. Casey served as Chief Executive Officer of the Gary and Mary West Wireless Health Institute, a non-profit research organization focused on lowering the cost of health care through novel technology solutions. Prior to that, Mr. Casey served from 2007 to 2010 as Worldwide Chairman for Johnson & Johnson’s Comprehensive Care group and as a member of the Executive Committee. Prior to that, from 2003 to 2006, Mr. Casey served as Company Group Chairman with Vistakon, a division of Johnson & Johnson Vision Care, Inc., and from 1985 to 2003, Mr. Casey held various executive positions throughout Johnson & Johnson’s consumer, pharmaceutical and medical device franchises. Mr. Casey also served as a director of West Corporation from 2015 to 2017.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member

Also serving as the Chief Executive Officer of the Company, Mr. Casey possesses a wide range of business and development skills, with significant history of success in large companies.

Medical Device or Industry Experience Mr. Casey has worked over three decades in the global health care field, in various key and executive positions.
Capital Allocation/Deployment Experience Mr. Casey has a deep understanding of growth and management of Company assets, and he has a strong record of corporate success and development.

14    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Willie A. Deese
Director since 2011 Age: 64 Board Committees: • Human Resources Committee (Chair) Other Public Company Boards: • CDK Global Inc. • G1 Therapeutics, Inc. • Public Service Enterprise Group, Inc.

Mr. Deese retired from Merck & Co., Inc., a global pharmaceutical company, on June 1, 2016 after serving as Executive Vice President since 2008 and President of the Merck Manufacturing Division since 2005. He was also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Formerly, Mr. Deese served as a member of the Board of Trustees of North Carolina A&T State University from 2007 to 2015. In addition, Mr. Deese served as the Chair of the Board of Trustees of North Carolina A&T State University from 2011 to 2013. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Senior Vice President of Procurement at SmithKlineBeecham.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Deese has significant business experience, including leadership roles as an executive and board member of public companies.
Medical Device or Industry Experience Mr. Deese’s leadership roles have included executive positions in companies involved with regulated medical products.

Manufacturing Experience

In his role as Executive Vice President and President of the Merck Manufacturing Division, Mr. Deese was responsible for the company’s global manufacturing, procurement, and distribution and logistics functions.

DENTSPLY SIRONA INC. – Proxy Statement     15

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Betsy D. Holden

Director since 2018

Age: 64

Board Committees:

•  Corporate Governance and Nominating Committee

•  Executive Committee

•  Human Resources Committee

Other Public Company Boards:

•  National Retail Properties, Inc.

•  The Western Union Company

Ms. Holden has been a Senior Advisor to McKinsey & Company, a global management consulting company, since April 2007, leading strategy, marketing and board effectiveness initiatives for clients in consumer goods, pharma, medical products and financial services. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. From 2001 to 2003, she was Co-Chief Executive Officer of Kraft Foods and from 2000 to 2003, she was Chief Executive Officer of Kraft Foods North America. Additional positions at Kraft included President, Global Marketing and Category Development and Executive Vice President, with oversight of operations, IT, procurement, research and development, and marketing services, as well as multiple business unit President and line management assignments. Under her leadership, Kraft was a food industry leader in sales force excellence, new product successes and marketing and digital innovation. While at Kraft, Ms. Holden led the successful acquisition and integration of Nabisco Group Holdings and the subsequent initial public offering of the company. Ms. Holden serves on the executive committees of the Duke University Board of Trustees and the Global Advisory Board of the Kellogg School of Management. She serves on the Board of Directors for Western Union Company as the Chair of its Compensation Committee and as a member of its Audit Committee and on the Board of Directors of National Retail Properties, Inc. as a member of its Compensation Committee and its Audit Committee. Ms. Holden is also President of the Off the Street Club Board and on the Board of Directors of Chicago High School for the Arts. Ms. Holden previously served on the boards of Diageo plc, Catamaran Corporation, Kraft Foods, Tupperware, Tribune Company and Time Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive and Board Member

Ms. Holden has served as Chief Executive Officer of a large public company and as a board member and consultant to multiple large, international, public companies.

Experience in Marketing/Sales

Ms. Holden has held numerous leadership roles in marketing and product management, both as an executive and in her current role as consultant, successfully implementing growth strategies, novel ideas and marketing plans to win in competitive industries.

Public Company Governance Experience

Ms. Holden has extensive corporate governance experience serving on nine public boards over the last 20 years and on multiple audit, compensation and nominating committees.

16    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Arthur D. Kowaloff
Director since 2016 (Sirona Director since 2006) Age: 73 Board Committees: • Human Resources Committee Other Public Company Boards: • None

From 2014 to through 2019, Mr. Kowaloff served as a director of United States Enrichment Corp, a wholly owned subsidiary of Centrus Energy. In 2014 and 2015, Mr. Kowaloff served as a director of Reichhold Chemicals, Inc. and from 2010 until 2012, he served as lead director of Metropolitan Health Networks, Inc. From 1998 to 2003, Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. From 1991 to 1998, he was Chief Operating Officer and Senior Managing Director of Patricof & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently a trustee emeritus of Carleton College, having served on its board from 2010 to 2018, and is the President and a Director of the PBP Foundation of New York. From 2004 until 2018, Mr. Kowaloff was a Director and Executive Committee Member of the Greater Hudson Valley Healthcare System.

Selected Key Qualifications and Experience:

Extensive Knowledge of Dentsply Sirona History and Industry

Mr. Kowaloff is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Public Company Governance Experience Mr. Kowaloff has significant corporate governance experience, including through his prior service as the lead director of a public company.
Capital Allocation/Deployment Experience Mr. Kowaloff has significant experience in capital markets and finance.

DENTSPLY SIRONA INC. – Proxy Statement     17

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Harry M. Jansen Kraemer Jr.

Director since 2016

(Sirona Director since 2006)

Age: 65

Board Committees:

•  Corporate Governance and Nominating Committee (Chair)

Other Public Company Boards:

•  Leidos Holdings, Inc.

•  OptionCare Health (BIOS)

Mr. Kraemer currently serves as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. He previously served on the board of directors of VWR Corporation.

Selected Key Qualifications and Experience:

Experience with Governance of Public Companies

Mr. Kraemer serves and has served on boards of directors of several public companies, having obtained valuable experience in public company governance matters.

Capital Allocation/Deployment Experience Mr. Kraemer has actively participated in decisions concerning investing and capital allocation in his prior and current roles.
Business Development Experience Mr. Kraemer has significant experience with complex transactions, both as a former executive of large companies and in his current role at a private equity firm.

18    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Gregory T. Lucier
Director since 2019 Age: 55 Board Committees: • Human Resources Committee Other Public Company Boards: • Catalent, Inc. • NuVasive, Inc.

Mr. Lucier served as Chief Executive Officer of NuVasive from 2015 to 2018 and currently serves as Chairman of its Board of Directors. Prior to this role, Mr. Lucier served as Chairman and Chief Executive Officer of Life Technologies Corporation for eleven years. Mr. Lucier was heading Life Technologies Corporation during the acquisition by Thermo Fisher Scientific in 2013 for $15.6 billion – one of the largest Life Sciences acquisitions to date. Before that Mr. Lucier served as President, Medical Information Technologies/GE Healthcare, overseeing the networking of medical electronic devices, digital imaging and clinical information systems with revenues of $1.8 billion. He was promoted by the GE Board to an officer of General Electric Corporation to serve as Vice President Global Services, GE Healthcare, the company’s $2 billion healthcare services business. In addition to serving on the Board of NuVasive, he is Chairman of the Board of Epic Sciences and a member of the Board of Directors for Catalent, Inc. Mr. Lucier received a bachelor’s degree in engineering from Pennsylvania State University and a masters of business administration from Harvard Business School.

Selected Key Qualifications and Experience:
Large Company Experience as Executive and as a Board Member Mr. Lucier has significant business experience, including leadership roles as an executive and board member of public companies.

Medical Device or Industry Experience

Mr. Lucier has held numerous leadership roles, including as Chief Executive Officer and Chairman, with a significant history of success for several medical device and life science businesses.

Business Development Experience

Mr. Lucier’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

DENTSPLY SIRONA INC. – Proxy Statement     19

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Francis J. Lunger
Director since 2005 Age: 74 Board Committees: • Audit and Finance Committee • Executive Committee Other Public Company Boards: • None

Mr. Lunger served on the Board of Millipore Corporation, a life sciences company, from August 2001 until January 2005, including serving as Chairman from April 2002 until January 2005. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and Chairman, President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. From June 2007 through July 2010, Mr. Lunger served as a director of NDS Surgical Imaging. From July 2009 to December 2012, Mr. Lunger was an Operating Partner with Linden LLC. From April 2012 to January 2018, Mr. Lunger served as the Chairman of the Board of Directors of SeraCare Life Sciences Inc. and continued to serve as a director until December 2018.

Selected Key Qualifications and Experience:

Extensive Knowledge of Dentsply Sirona History and Industry

Mr. Lunger is one of the most experienced members of the Board concerning the Company’s particular history, strategy for success, and role in the wider industry.

Medical Device or Industry Experience

Mr. Lunger has significant business experience, including leadership roles as an executive and a board member and in a publicly traded life sciences tools company.

Financial Literacy In his various leadership roles, Mr. Lunger has obtained extensive knowledge of accounting and financial matters.

20    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Leslie F. Varon
Director since 2018 Age: 63 Board Committees: • Audit and Finance Committee (Chair) Other Public Company Boards: • Hamilton Lane Inc. • LAM Research Corporation

Ms. Varon served as Chief Financial Officer of Xerox Corporation, a document solutions company, from November 2015 through December 2016 during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly VP Investor Relations from March 2015 through October 2015. Previously she served Xerox as VP Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake. Ms. Varon serves on the Board of Directors for Hamilton Lane Inc. and she also serves on the Board of Directors for LAM Research Corporation.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Varon has significant business experience, including leadership roles as an executive.
Capital Allocation/Deployment Experience Ms. Varon has a substantial record of financial experience and the proper maintenance of a large corporation, including as a chief financial officer.

Business Development Experience

Ms. Varon has had an extensive history working with large transactions and business transformation in a public company, and has a deep understanding of business deals and growth.

DENTSPLY SIRONA INC. – Proxy Statement     21

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Janet S. Vergis
Director since 2019 Age: 55 Board Committees: • Audit and Finance Committee • Science and Technology Committee Other Public Company Boards: • Dwight & Church Co. Inc.

Ms. Vergis has over 30 years of experience in the healthcare industry and recently served as an executive advisor to private equity firms. Prior to her advisory role she was the Chief Executive Officer of OraPharma,lnc., a privately held, specialty pharmaceutical company focusing on oral health. In that role she led the turnaround of the business and its subsequent successful sale. Preceding her role at OraPharma, Ms. Vergis managed a $6 billion portfolio at Johnson & Johnson (NYSE: JNJ) as President of Janssen Pharmaceuticals, McNeil Pediatrics, and Ortho-McNeil Neurologies. Ms. Vergis contributed to a number of Johnson & Johnson companies during her career, serving as a member of company management boards for over 10 years and holding positions of increasing responsibility in research and development, new product development, sales, and marketing. Ms. Vergis serves on the Board of Directors for Church and Dwight Co., Inc. (NYSE: CHD) and MedDay Pharmaceuticals. She is also Chair of The Biotechnology Advisory Board and a member of the Dean’s Advisory Counsel for the Eberly College of Science as well as Vice-Chair of the Corporate and Foundation Relations Advisory Board at Penn State. Ms. Vergis earned a B.S. degree in Biology and an M.S. degree in Physiology from The Pennsylvania State University.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Vergis has significant business experience, including leadership roles as an executive.
Medical Device or Industry Experience Ms. Vergis has worked over three decades in the global healthcare field, including in various key advisory and executive positions.

Capital Allocation/Deployment Experience

Ms. Vergis has a substantial record of financial experience and the proper maintenance of a large corporation, including an extensive history working with large transactions and business transformations.

22    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	•	•	•	•	•		•	•	•	•	•	10
Extensive Knowledge of DENTSPLY SIRONA History and Industry allows our Board of Directors to learn from our history and what works for our company.	•	•	•	•	•	•	•		•	•		9
Medical Device or Industry Experience is important in understanding innovation and developments in the larger field.	•	•	•				•	•	•		•	7
Dental Device or Industry Experience facilitates relevant, efficient, and effective discourse relating to our business and strategy.	•	•	•	•		•	•		•		•	8
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	•	•	•	•	•	•	•	•	•	•	•	11
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	•	•	•	•	•	•	•	•	•	•	•	11
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.	•	•	•	•	•	•	•	•	•	•	•	11
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.	•	•	•	•	•		•	•			•	8
Manufacturing Experience helps in understanding the balance between efficiency and the highest level of quality controls.		•	•	•	•		•	•	•			7
Experience in HR and Talent Management allows directors to help us hire, motivate, and retain the best employees.	•	•	•	•	•	•	•	•	•	•	•	11
Understanding and Previous Work with Information Technology will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and tech.		•		•	•		•	•	•		•	7
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	•	•	•	•	•	•	•	•	•	•	•	11
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	•	•	•	•	•	•	•	•	•	•	•	11
Quality and Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.	•		•	•	•		•	•	•		•	8
Prior Work in Research and Development allows directors to understand the potential for new and innovative technologies and how to facilitate them.	•			•	•		•	•			•	6
Qualified Financial Experts have met Sarbanes-Oxley Act requirements meant to improve disclosures and prevent improper financial practice.		•	•	•	•	•	•	•	•	•		9
Enterprise Risk Management, including business continuity and cyber security, allows our company to thrive in a rapid-paced and tech-driven market.	•	•	•	•	•	•	•	•	•	•	•	11

Recommendation of the Board

The Board unanimously recommends a vote FOR

the election of each director nominee listed above.

DENTSPLY SIRONA INC. – Proxy Statement     23

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to high standards of corporate governance as an essential element of delivering long-term stockholder value. We have implemented many governance best practices, including the following:

•	Annual election of all Directors

•	Majority voting for all Directors in uncontested elections, coupled with irrevocable conditional resignations of directors memorialized in the Company’s bylaws

•	Majority voting for amendment of the Company’s bylaws

•	No supermajority voting provisions

•	3%, 3-year proxy access bylaw

•	Periodically rotating the chairs of the Board committees

•	Pay for performance compensation policies

•	Stock ownership guidelines for Executives and Directors

•	Clawback policy allowing recoupment of compensation

•	No tax gross-ups

•	No hedging or pledging transactions in our securities

•	No “poison pill” rights plan

•	Independent Non-Executive Chair or Lead Independent Director

•	Board oversight of enterprise risk management

The Board of Directors and its Committees

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives. The following table provides information about the anticipated composition of the Board committees following the annual meeting.

Committees of the Board of Directors
Audit and Finance Committee									•	C	•
Corporate Governance and Nominating Committee		•			•		C
Executive Committee		C	•		•				•
Human Resources Committee				C	•	•		•
Science and Technology Committee	C		•								•

Our Board currently has five standing committees, the Audit and Finance Committee, the Corporate Governance and Nominating Committee, the Executive Committee, the Human Resources Committee, and the Science and Technology Committee. One committee, the Ad Hoc Committee of the Board, was dissolved in March 2019. Each of the remaining committees has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each of these committees, with the exceptions of the Executive Committee and the Science and Technology Committee, is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with the listing standards of The Nasdaq Global Select Market. The Executive Committee of the Board was formed by the Board in March 2019 to act on behalf of the Board when the full Board is not in session. The Science and Technology Committee

24    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

was formed by the Board in December 2019. The primary functions of the Science and Technology Committee are to assist the Board in its oversight of the Company’s scientific and technological direction, to provide advice and feedback to the Board and senior management on scientific and technological matters affecting the Company, and to periodically review and examine the Company’s research and development activities, investments, portfolio and technological initiatives. Our Board met eight times in 2019. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2019. While we do not have a formal policy requiring members of the Board to attend the annual meeting of stockholders, we encourage all directors to attend the virtual meeting, and all of our directors attended the last annual meeting of stockholders.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

Members	Primary Functions	Meetings in 2019

Audit and Finance Committee Leslie F. Varon (Chair)(1) Gregory T. Lucier(2) Francis J. Lunger(1) Janet S. Vergis(3) David K. Beecken(4)	• Selecting and retaining the independent registered public accounting firm setting that firm’s compensation. • Managing and overseeing the Company’s financial reporting, including annual and quarterly financial statements and earnings releases, significant financial reporting issues and judgments, and any major issues regarding the adequacy of internal controls. • Pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm.	8

Corporate Governance and Nominating Committee Harry M. Jansen Kraemer Jr. (Chair) Michael C. Alfano(5) Eric K. Brandt Betsy D. Holden(6) Thomas Jetter(7)	• Identifying and recommending individuals as nominees to serve on the Board. • Reviewing and recommending Board policies and governance practices and appraising the performance of the Board and its individual members. • Managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance.	7

Human Resources Committee Willie A. Deese (Chair) Betsy D. Holden Arthur D. Kowaloff Gregory T. Lucier(8) Michael J. Coleman(9)	• Evaluating and administering compensation levels for all senior officers of the Company. • Reviewing and evaluating employee compensation generally and employee benefit plans. • Overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs. • Reviewing the Company’s talent management and succession to help the Company hire, motivate, and retain the best employees.	9

Ad Hoc Committee(10) Eric K. Brandt Betsy D. Holden Francis J. Lunger	• Working with Company’s management on restructuring of Company and its business and associated matters.	8

Executive Committee(11) Eric K. Brandt (Chair) Donald M. Casey Jr. Betsy D. Holden Francis J. Lunger	• Acting on behalf of the Board when the full Board is not in session, including by overseeing the restructuring of the Company and its business and associated matters and reviewing the Company’s financial performance.	18

DENTSPLY SIRONA INC. – Proxy Statement     25

CORPORATE GOVERNANCE

Members	Primary Functions	Meetings in 2018

Science and Technology Committee(12) Michael C. Alfano (Chair) Donald M. Casey Jr. Janet S. Vergis	• Assisting the Board in its oversight of the Company’s scientific and technological direction. • Providing advice and feedback to the Board and senior management on scientific and technological matters affecting the Company. • Periodically reviewing and examining the Company’s research and development activities, investments, portfolio and technological initiatives.	0

(1)	Both Ms. Varon and Mr. Lunger have been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

(2)	Mr. Lucier served on the Audit and Finance Committee until March 2, 2020.

(3)	On December 11, 2019, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Ms. Vergis to the Audit and Finance Committee.

(4)	Mr. Beecken served on the Audit and Finance Committee until the 2019 Annual Meeting of Stockholders at which time he did not stand for re-election.

(5)	Mr. Alfano served on the Corporate and Governance Committee until February 26, 2020.

(6)	On February 26, 2020, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Ms. Holden to the Corporate Governance and Nominating Committee.

(7)	Mr. Jetter served on the Corporate Governance and Nominating Committee until the 2019 Annual Meeting of Stockholders at which time he did not stand for re-election.

(8)	Mr. Lucier was appointed by the Board, upon the recommendation of the Corporate Governance and Nominating Committee, to the Human Resources Committee effective March 2, 2020.

(9)	Mr. Coleman served on the Human Resources Committee until his retirement at the 2019 Annual Meeting of Stockholders.

(10)	On March 27, 2019, upon the recommendation of the Corporate Governance and Nominating Committee, the Ad Hoc Committee of the Board was dissolved.

(11)	The Board formed the Executive Committee on March 27, 2019 upon the recommendation of the Corporate Governance and Nominating Committee.

(12)

The Board formed the Science and Technology Committee on December 11, 2019 upon the recommendation of the Corporate Governance and Nominating Committee. The first meeting of the Science and Technology Committee was held on February 25, 2020.

Leadership Structure of the Board of Directors

Non-Executive Chairman of the Board

The roles of non-executive Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe that having a non-executive Chairman is in the best interests of the Company and our stockholders at this time. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Casey to focus on managing the Company’s business and operations, and allows Mr. Brandt to focus on Board matters. Further, we believe that the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

We believe that our governance structure provides effective oversight of the Board because:

•	we have an appropriate balance between the two roles of Chairman and Chief Executive Officer;

•	the Board has established and follows robust Corporate Governance Guidelines/Policies, as discussed below;

•	each member of the Board, other than Mr. Casey, is independent pursuant to the listing standards of The Nasdaq Global Select Market; and

•	each of the Audit and Finance Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee are composed solely of independent directors.

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Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Corporate Governance Guidelines/Policies and Committee Charters

We have adopted Corporate Governance Guidelines/Policies to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines/Policies at least annually. Copies of these Guidelines as well as the Charter for each standing committee of our Board can be found at the “Investors — Corporate Governance — Documents & Charters” section of our website at www.dentsplysirona.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, executive officers, and employees. A copy of the Code of Ethics is available at the “Investors — Corporate Governance — Documents & Charters — Governance Documents” section of our website at www.dentsplysirona.com.

Risk Oversight

The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks amongst the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, business continuity risks, cyber-security risks, financial risks including infrastructure, talent management and human capital and workforce related risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;

•	establishing and assessing processes for managing that risk;

•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and

•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors. See “The Board of Directors and its Committees” above for more information regarding the roles and responsibilities of the Board committees.

Also, the Company’s leadership structure, discussed in “Leadership Structure of the Board of Directors” above, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

Selection of Nominees for the Board of Directors

Corporate Governance and Nominating Committee Recommendation Process

The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of

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stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance and Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. The Corporate Governance and Nominating Committee actively considers for selection as directors those persons:

•	who possess a diversity of experience, gender, race and ethnicity;

•	who possess strong personal and professional ethics, and high standards of integrity and values;

•	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	who have the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies, including as it relates to enterprise risk management;

•	who have the willingness, commitment and ability to devote the necessary time and effort required for service on the Board;

•

who have the capacity to provide additional strength and diversity of view and new perceptions to the Board and its activities, including, among other items, through experience in marketing and sales, human resources and talent management, information technology, cyber security and quality and regulatory fields, medical or dental devices, e-commerce or digital technologies, research and development, business development, or through international business experience;

•	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion;

•

who hold or have held a senior executive position with a significant business enterprise, including large public companies, or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance or otherwise have significant financial and/or business experience with complex or global entities;

•

who have knowledge of the history of the Company and have professional and academic experience relevant to the Company’s industry, particularly as it relates to medical devices, dental devices, and/or general manufacturing;

•	who have experience in public company governance, including as a board member of another large publicly held company; and

•

who maintain the strong level of financial literacy needed to understand the Company’s financial reports, internal controls and complex transactions, including any experience in capital allocation and deployment, or who specifically qualify as financial experts under the Sarbanes-Oxley Act.

Our Corporate Governance Guidelines/Policies (“Guidelines”) provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Guidelines further emphasize the Company’s commitment to a policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of ethnicity, race and gender in each pool of candidates from which Board nominees are chosen. The Guidelines also call for the Committee to actively consider for selection as directors those persons who possess a diversity of experience, gender, race and ethnicity.

In identifying potential candidates for the Board, the Corporate Governance and Nominating Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance and Nominating Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.

The Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders on the same basis as other candidates. Stockholder recommendations for director candidates should be submitted in writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277, along with the name of the candidate and all biographical and other information about the candidate that would be

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required to be included in a Proxy Statement under the rules of the SEC, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Corporate Governance and Nominating Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Corporate Governance and Nominating Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.” Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Directors’ Compensation

In 2019, upon the recommendations of the Human Resources Committee, the Board of Directors approved three amendments to the Company’s Non-Employee Director Compensation Policy.

First, all equity awards to non-employee Directors will be comprised only of restricted stock units instead of a mix of restricted stock units and stock options. Additionally, the vesting date for equity awards to non-employee Directors beginning in 2019 will occur on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies.

Further, the Board approved the payment of a one-time first-year supplemental award to members of the Executive Committee int eh amount of $50,000 and a one-time supplemental award to the Non-Executive Chairman of the Board in the amount of $50,000, each payable 100% in the form of restricted stock units.

Finally, in December 2019, upon review of the compensation practices of the Company’s peer group that was approved by the Human Resources Committee in September 2018, the Policy was amended, effective January 1, 2020, to: (1) eliminate the additional annual cash retainers payable to committee members and to the Executive Committee Chair; (2) increase the annual cash retainers paid to all Directors from $85,000 to $100,000; (3) increase the annual cash retainer paid to the Non-Executive Chairman of the Board from $66,000 to $75,000; (4) increase the annual cash retainer paid to the chair of the Audit and Finance Committee from $22,500 to $25,000; (5) increase the annual equity award paid to all Directors from $175,000 to $200,000; (6) increase the annual equity award paid to the Non-Executive Chairman of the Board from $66,000 to $100,000; and (7) adopt a new annual cash fee of $15,000 payable to the Chair of the Science and Technology Committee which was newly formed in December 2019.

2019 Director Compensation

Directors who held such positions at the beginning of 2019 and who are not employees of our Company were entitled to receive:

Cash Compensation

•	An annual cash retainer of $85,000 for all directors, paid quarterly in advance.

•

An annual cash retainer of $66,000 for the Non-Executive Chairman, if any, $30,000 for the Lead Director, if any, $22,500 for the Audit and Finance Committee Chair, $20,000 for the Human Resources Committee Chair, and $15,000 for the Corporate Governance and Nominating Committee Chair, each paid quarterly in advance.

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•

Annual Committee member retainers of $7,500 for Audit and Finance Committee members, $5,000 for Human Resources Committee members, and $5,000 for Corporate Governance and Nominating Committee members, each paid quarterly in advance.

Equity Compensation

•

An annual grant of restricted stock units (RSUs) for all directors, the number of which is determined by dividing $175,000 by the closing price of the Company’s common stock on the date of grant. The RSUs on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to outside directors in shares of common stock upon vesting unless the director elects to defer settlement of the RSUs to a future date. Outside directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

•

An annual grant of RSUs for the Non-Executive Chairman, the number of which is determined by dividing $66,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to the Non-Executive Chairman in shares of common stock upon vesting unless Non-Executive Chairman elects to defer settlement of the RSUs to a future date. The Non-Executive Chairman is entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

The following table provides information regarding the compensation of our non-employee directors for 2019. Messrs. Beecken, Coleman and Jetter retired from the Board following the Annual Meeting of Stockholders on May 22, 2019. Ms. Vergis joined the Board in September of 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Michael C. Alfano(3)	96,250	175,000	—	271,250
David K. Beecken(4)	23,125	—	—	23,125
Eric K. Brandt(5)	176,028	341,000	—	517,028
Michael J. Coleman(6)	45,000	—	—	45,000
Willie A. Deese(7)	108,750	175,000	—	283,750
Betsy D. Holden(8)	96,320	225,000	—	321,320
Thomas Jetter(9)	22,500	—	—	22,500
Arthur D. Kowaloff(10)	92,500	175,000	—	267,500
Harry M. Jansen Kraemer Jr.(11)	103,570	175,000	—	278,570
Gregory T. Lucier(12)	81,415	175,000	—	256,415
Francis J. Lunger(13)	101,945	225,000	—	326,945
Leslie F. Varon(14)	103,750	175,000	—	278,750
Janet S. Vergis (15)	48,021	114,110	—	162,131

(1)	This column reports the amount of cash compensation earned for 2019 service on our Board and its committees.

(2)

Represents the aggregate grant date fair value for RSUs, as computed in accordance with FASB ASC Topic 718. Messrs. Alfano, Brandt, Deese, Kowaloff, Kraemer and Lunger, and Ms. Holden and Ms. Varon each received an award of 3,256 restricted stock units on May 24, 2019 which vest in full (unless deferred) on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies. Grant date fair value was $53.75 (each grant had a notional award value of $175,000 rounded down to the nearest whole share). Mr. Brandt received an additional award of 1,228 restricted

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stock units for serving as Non-Executive Chairman of the Board as well as an additional one-time award of 1,860 restricted stock units. Ms. Holden and Mr. Lunger each received an additional one-time award of 930 restricted stock units Ms. Vergis received an award of 2,010 restricted stock units on December 11, 2019. The Grant date fair value was $56.78 (the grant had a notional award value of $114,110 rounded down to the nearest whole share).

(3)

As of December 31, 2019, Mr. Alfano held 55,500 vested stock options, 0 unvested stock options and 3,267 unvested restricted stock units (RSUs). Mr. Alfano’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 3,267 unvested RSUs and includes dividends accumulated through December 31, 2019.

(4)

As of December 31, 2019, Mr. Beecken held 21,600 vested stock options, 0 unvested stock options and 0 unvested restricted stock units. Mr. Beecken retired from the Board following the Annual Meeting of Stockholders on May 22, 2019 and as such, did not receive a 2019 grant.

(5)

As of December 31, 2019, Mr. Brandt held 67,600 vested stock options, 0 unvested stock options, 6,365 unvested restricted stock units (RSUs) and 6,511 deferred restricted stock units. Mr. Brandt’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 6,365 unvested RSUs and includes dividends accumulated through December 31, 2019.

(6)

As of December 31, 2019, Mr. Coleman held 55,900 vested stock options, 8,500 unvested stock options and 1,898 unvested restricted stock units. Mr. Coleman retired from the Board following the Annual Meeting of Stockholders on May 22, 2019 and as such, did not receive a 2019 grant.

(7)

As of December 31, 2019, Mr. Deese held 58,000 vested stock options, 0 unvested stock options and 3,267 unvested restricted stock units (RSUs). Mr. Deese’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 3,267 unvested RSUs and includes dividends accumulated through December 31, 2019.

(8)

As of December 31, 2019, Ms. Holden held 10,300 vested stock options, 0 unvested stock options, 4,200 unvested restricted stock units (RSUs) and 2,326 deferred restricted stock units. Ms. Holden’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 4,200 unvested RSUs and includes dividends accumulated through December 31, 2019.

(9)

As of December 31, 2019, Mr. Jetter held 13,100 vested stock options, 8,500 unvested stock options and 1,898 unvested restricted stock units. Mr. Jetter retired from the Board following the Annual Meeting of Stockholders on May 22, 2019 and as such, did not receive a 2019 grant.

(10)

As of December 31, 2019, Mr. Kowaloff held 21,600 vested stock options, 0 unvested stock options and 3,267 unvested restricted stock units (RSUs). Mr. Kowaloff’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 3,267 unvested RSUs and includes dividends accumulated through December 31, 2019.

(11)

As of December 31, 2019, Mr. Kraemer held 21,600 vested stock options, 0 unvested stock options, 3,267 unvested restricted stock units (RSUs), and 3,146 deferred restricted stock units. Mr. Kraemer’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 3,267 unvested RSUs and includes dividends accumulated through December 31, 2019.

(12)

As of December 31, 2019, Mr. Lucier held 0 vested stock options, 0 unvested stock options and 3,267 unvested restricted stock units (RSUs). Mr. Lucier’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 3,267 unvested RSUs and includes dividends accumulated through December 31, 2019.

(13)

As of December 31, 2019, Mr. Lunger held 55,500 vested stock options, 0 unvested stock options, 4,200 unvested restricted stock units (RSUs) and 3,146 deferred restricted stock units. Mr. Lunger’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 4,200 unvested RSUs and includes dividends accumulated through December 31, 2019.

(14)

As of December 31, 2019, Ms. Varon held 10,300 vested stock options, 0 unvested stock options, 3,267 unvested restricted stock units (RSUs) and 2,326 deferred restricted stock units. Ms. Varon’s 2019 grant (referenced in footnote 2 above) comprises the aforementioned 3,267 unvested RSUs and includes dividends accumulated through December 31, 2019.

(15)

As of December 31, 2019, Ms. Vergis held 0 vested stock options, 0 unvested stock options and 2,010 unvested restricted stock units (RSUs). Ms. Vergis’ 2019 grant (referenced in footnote 2 above) comprises the aforementioned 2,010 unvested RSUs and includes dividends accumulated through December 31, 2019.

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Stock Ownership Guidelines for Directors

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate.

Communicating with the Board of Directors

Stockholders who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Human Resources Committee Interlocks and Insider Participation

During the last completed fiscal year, David K. Beecken, Willie A. Deese, Betsy D. Holden, Arthur D. Kowaloff, and Michael J. Coleman each served as members of the Human Resources Committee. None of the current or 2019 members of the Human Resources Committee has ever been an officer or employee of the Company or had a relationship during the last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-K. None of our current or 2019 executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources Committee.

Certain Relationships and Related Party Transactions

No Related Person Transactions (as defined below) were noted for the year ended December 31, 2019.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee reviews the material facts of all Related Person Transactions that require the Corporate Governance and Nominating Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Person (as defined by Item 404 of SEC Regulation S-K) in the Related Person Transaction. The Chair of the Corporate Governance and Nominating Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Corporate Governance and Nominating Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Corporate Governance and Nominating Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

2.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of SEC Regulation

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S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a Named Executive Officer, and (c) such compensation has been approved, or recommended to the Board for approval, by the Human Resources Committee of the Board;

3.

any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

4.

any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro-rata basis;

5.

any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6.	any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.

any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures:

The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction.

The proposed Related Person Transaction is submitted to the Corporate Governance and Nominating Committee for consideration at the next Corporate Governance and Nominating Committee meeting or, if the General Counsel, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Corporate Governance and Nominating Committee meeting, to the Chair of the Corporate Governance and Nominating Committee, acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Corporate Governance and Nominating Committee is reported to the Corporate Governance and Nominating Committee at the next Corporate Governance and Nominating Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Corporate Governance and Nominating Committee.

Executive Officers of the Company

In addition to Mr. Casey, our current executive officers include Chidam A. Chidambaram, Matthew M. Coggin, Keith J. Ebling, Jorge M. Gomez, Daniel P. Key, William E. Newell, Walter Petersohn, Cord F. Staehler and Lisa M. Yankie. Information concerning our executive officers, other than Mr. Casey, whose information can be found under “Proxy Item No. 1: Election of Directors” above, follows.

Chidam A. Chidambaram, age 53. Mr. Chidambaram joined the Company in October 2018 and has served as Senior Vice President, Chief Digital Officer since May 2019. He was named Chief Marketing Officer in April of 2019. Prior to joining the Company, Mr. Chidambaram served as interim Chief Revenue Officer and Consultant at Venminder, a risk management solutions company, from August 2017 to September 2018. Prior to Venminder, from April 2016 to March 2017, Mr. Chidambaram served as Executive Vice President and Chief Revenue Officer of Bluestem Brands with P&L responsibility for the company’s entire portfolio of brands, and from May 2009 to April

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2016, he served as Executive Vice President and Chief Marketing Officer. Bluestem Brands was #62 in the Internet Retailers Top 100 ranking for the USA. Mr. Chidambaram has more than 25 years of leadership experience in marketing and general management and a track record of successfully growing revenue and profit for businesses at Bluestem Brands, HSBC, T-Mobile USA, Kraft Foods, Coca-Cola and Capital One. He holds a bachelor’s degree in Mechanical Engineering from the University of Michigan and an MBA from the Stanford Graduate School of Business.

Matthew M. Coggin, age 41. Mr. Coggin joined the Company in March 2019 and has served as Senior Vice President, Business Development and Strategy Officer since May 2019. He has close to two decades of experience in the dental space and corporate development. With more than 18 years of experience in the medical industry, Mr. Coggin’s experience ranges from the investment side to the commercialization of medical device and pharmaceutical products. For the greater part of his career, he has worked with specialized drug delivery and diagnostic opportunities ranging from microsphere technology to dynamic radiology and imaging. From 2010 to March 2019, he held various sales and leadership positions within OraPharma, a specialty pharmaceutical company focusing on the dental industry within the Bausch Health organization. Prior to joining the Company, Mr. Coggin, served as Vice President and General Manager of OraPharma from August 2016 to April 2019 and was responsible for all commercialization, strategy and business development for the U.S. and international business. Prior to joining OraPharma, he served as an associate in private equity and venture capital focusing on healthcare. Mr. Coggin holds a bachelor’s degree in Biomedical Engineering from the Johns Hopkins University.

Keith J. Ebling, age 51. Mr. Ebling has served as Executive Vice President, General Counsel and Secretary of the Company since joining the Company in October 2017. Prior to joining the Company, Mr. Ebling was previously with Express Scripts Holding Company, a $100 billion integrated pharmacy benefit management company. He served in a number of legal and leadership roles over his nearly 20 years with Express Scripts, most recently as Executive Vice President and General Counsel. Prior to that, Mr. Ebling was an associate with a law firm in St. Louis that he joined after graduating from Saint Louis University School of Law. He also has his MBA from Washington University Olin School of Business.

Jorge M. Gomez, age 52. Mr. Gomez joined the Company in August 2019 and has served as Executive Vice President and Chief Financial Officer since that time. Mr. Gomez previously served as Chief Financial Officer of Cardinal Health, a multinational healthcare services company, from January 2018 to August 2019. At Cardinal, he was responsible for financial activities across the enterprise, including financial strategy, capital deployment, treasury, investor relations, tax, accounting and external reporting. From July 2015 to December 2017, he was Chief Financial Officer of the Medical segment and from February 2012 to June 2015, he was Chief Financial Officer of the Pharmaceutical segment. Prior to that, Mr. Gomez served as treasurer and corporate controller at Cardinal Health. Before joining Cardinal Health, Mr. Gomez held multiple executive and leadership roles at General Motors, including assignments in New York, Singapore, Belgium, and Brazil. He began his career with the Smurfit-Kappa Group in the company’s finance development program. Currently, he also serves on the Board of Directors for Xylem, Inc., a global water management company. Mr. Gomez earned a bachelor’s degree in Electrical Engineering from the National University of Colombia and a master’s degree in Business Administration from the University of Hartford.

Daniel P. Key, age 53. Mr. Key has served as Senior Vice President, Chief Supply Chain Officer since January 2019. He leads the sourcing, supply chain operations and distribution/logistics networks and is responsible for the Company’s supply, manufacturing and delivery systems. Before joining Dentsply Sirona, Mr. Key served as Senior Vice President and Chief Supply Chain Officer for Axalta Coating Systems, a global coating developer and manufacturer, from January 2016 to January 2019. Prior to Axalta, he held leadership positions for a variety of companies, including: Sigma Aldrich from August 2013 to November 2015; Integrated Supply Chain at UOP, a Honeywell Company; and Hexion Specialty Chemicals, Inc. Mr. Key received his Bachelor’s Degree in Mechanical Engineering from the University of Illinois – Urbana-Champaign and his Master’s Degree in Business Administration from Clemson University.

William E. Newell, age 58. Mr. Newell has served as Senior Vice President, Chief Segment Officer of the Company since August 2018 leading both the Consumables and the Technology & Equipment segments. Formerly from July 2017 to August 2018, Mr. Newell served as Senior Vice President leading the Consumables Segment of Dentsply Sirona with responsibility for Chairside Consumables, Endodontics and Orthodontics. Prior to that, Mr. Newell served as Group Vice President from March 2016 to July 2017, as Franchise Vice President- Restorative from May 2013 to March 2016, and as Vice President, General Manager, Endodontics from February 2005 to May 2013.

34    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

Before joining Dentsply, Mr. Newell spent 8 years with Cardinal Health, today a $130 billion provider of products and services to healthcare providers and manufacturers, serving in the positions of Region Vice President, Sr. Vice President and Executive Vice President all within Cardinal’s Pharmaceutical Distribution segment. Prior to Cardinal Health, he held various positions with Baxter HealthCare Corporation and American Hospital Supply Corporation in the areas of sales, marketing and general management. Mr. Newell received his Bachelor’s Degree in Biology from Wake Forest University and his Master’s of Business Administration from Ohio University.

Walter Petersohn, age 52. Mr. Petersohn has served as Senior Vice President, Chief Commercial Officer of the Company since August 2018. Formerly, Mr. Petersohn served as Executive Vice President of Sales from September 2010 to August 2018. From 2003 through September 2010, Mr. Petersohn was Vice President Sales for Sirona Dental Systems, where he oversaw the expansion of Sirona’s international presence into markets including China, Italy and Korea. Between 1999 and 2003, he served as Vice President Sales for Asia-Pacific and the Middle East and was responsible for the Sirona’s expansion into Japan and Australia. From 1995 to 1999, Mr. Petersohn was a Product Manager and Director of Marketing for Sirona’s Treatment Center Division. Mr. Petersohn received a Master’s degree in history from the University of Würzburg, Germany and an MBA from the State University of New York at Albany.

Cord F. Staehler, age 50. Mr. Staehler joined the Company on May 1, 2019 and has served as Senior Vice President, Chief Technology Officer since May 22, 2019. Prior to joining the Company, Mr. Staehler was with Merck KGaA, a multinational pharmaceutical, chemical and life sciences company, where for nearly four years, he was Senior Vice President & Head of the Global Medical Device & Service Business based in Geneva, Switzerland. In this capacity, he led global business operations, including product development, key account management, supply chain, field service, call centers, customer training, complaints handling and quality assurance in 48 countries. Additionally, he oversaw the Merck Healthcare strategic initiative to build and expand digital capabilities, ranging from R&D to digital-go-to-market, including governance, organization, process setup and implementation. Previously, he was Chief Technology Officer for five years at Siemens Healthcare, a global leader in diagnostics, where he was based in Erlangen, Germany and Berkeley, California. He was the founding CTO and CEO for a diverse set of companies ranging from instrumentation and software for gene analysis and NGS to synthetic biology, molecular biomarkers and Genetic IVD. He led all stages of a venture from initiation to launch and growth with sales and operations in Europe, the U.S. and Asia. Mr. Staehler earned an undergraduate degree in Engineering from the University of Karlsruhe and holds a master’s degree in Theoretical Mechanical Engineering from the University of Siegen and a PhD in Human Genetics from the University of Saarland.

Lisa M. Yankie, age 51. Ms. Yankie has served as Senior Vice President, Chief Human Resources Officer and Communications of the Company since October 2019. Prior to joining Dentsply Sirona, Ms. Yankie served as Vice President of Human Resources for the Corporate & Pulp & Paper division of Domtar Corporation, a global producer of paper products, from September 2016 to October 2019. Before that, she was the HR business leader for the multi-industry manufacturing and engineering organization SPX Corporation from 2010 to August 2016. Prior to that, she served in various executive roles at Dana Incorporated, Bank of America and the Ford Motor Company. Ms. Yankie holds a bachelor’s degree in Business Administration and a master’s degree in Labor Relations and Human Resources both from Michigan State University.

DENTSPLY SIRONA INC. – Proxy Statement     35

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

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EXECUTIVE COMPENSATION

Executive Summary

Compensation Philosophy

Our key objectives include:

•	Aligning executive compensation with corporate performance and stockholder interests
•	Tying significant components of compensation to Company performance
•	Attracting and retaining key executives
•	Balancing risk and reward
•	Targeting compensation to the 50th percentile of compensation paid by the Company’s peers for comparable executive roles

2019 Say-on-Pay Vote

The Human Resources Committee is committed to working with the Board of Directors and management to design compensation plans that motivate the Company’s executives and focus our leaders on achieving key priorities that support business objectives and create stockholder value. We also believe that open communication with our stockholders is a key element of ensuring that we understand their perspectives and priorities and that they understand our programs. As a result of these commitments, our 2018 named executive officer compensation plans received strong stockholder support, with 94% voting affirmatively on an advisory basis for our 2019 Say-on-Pay proposal.

2019 Highlights

The Restructuring Plan

In 2019, the Company made significant progress against its restructuring plan adopted in November 2018 as measured both by the financial results and important operational measures. The Company accelerated the launch of new products, improved demand creation and enhanced clinical education, all in order to further drive revenue growth. The Company adopted a portfolio approach to research and development in order to focus on projects that can generate the largest impact and take full advantage of our unique portfolio. Further, the Company greatly increased its commercial capabilities by simplifying its regional structure, adopting a single view of the customer and launching a new One DS loyalty program which rewards dentists for purchasing consumables both through distribution partners and directly from the Company.

Additions to the Management Team

In January 2019, Mr. Daniel P. Key was appointed Senior Vice President, Chief Supply Chain Officer.

Mr. Key has held leadership positions in supply chain for a variety of companies and has in-depth experience in sourcing, supply chain operations, and distribution/ logistics networks.

In March 2019, Mr. Matthew Coggin joined the Company as its Senior Vice President, Business Development and Strategy Officer. Mr. Coggin has extensive experience in the dental space, the medical industry and with respect to corporate development.

In May 2019, Mr. Cord Staehler joined the Company as its Senior Vice President, Chief Technology Officer. Mr. Staehler has extensive experience in leading global business operations, including product development.

In July 2019, the Company appointed Mr. Jorge M. Gomez as its Executive Vice President and Chief Financial Officer. Mr. Gomez is a talented global executive who possesses in-depth knowledge of the healthcare market and has a solid track record of successfully managing global finance operations.

In October 2019, the Company appointed Ms. Lisa M. Yankie as its Senior Vice President, Chief Human Resources Officer and Communications. Ms. Yankie has extensive global human resources experience across diverse industries and has an impressive history of transformation processes and formulating and implementing business strategies.

Innovation Pipeline

In 2019, the Company introduced key growth driving products and saw strong momentum as it debuted new products and launched existing products into new regions around the world, including:

•

Primescan™, the Company’s new intraoral scanner which the Company believes has become the gold standard in dental scanning technology because of its accuracy, speed, ease of use and seamless integration into the dental practitioners’ workflow.

•	CEREC® 5.1 software, including OraCheck® capabilities which allows dentists to visualize three-dimensional changes from virtual optical scans over time on their own computers.
•	The Astra Tech EV Implant System™ which was developed to provide excellent stability for improved outcomes in any type of bone and works well in either delayed or immediate load cases.
•

Trunatomy®, an innovative, efficient and complete root canal treatment solution that offers superior performance, debridement and debris removal while preserving the structural integrity of the natural canal anatomy.

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EXECUTIVE COMPENSATION

2019 Operating Margin Transformation Incentive Plan

In support of the Company’s restructuring plan, the Board of Directors, upon the recommendation of the Human Resources Committee and after consultation and governance outreach with several major stockholders in late 2018 and early 2019, implemented a one-time grant of PRSUs in early 2019 which are eligible for vesting only upon attaining and sustaining certain adjusted operating margin targets during a performance period commencing on January 1, 2019 and ending on December 31, 2022. The Company’s adjusted operating margin in 2018 was 15.5%. The 2019 Operating Margin Transformation Incentive Plan requires that the Company achieve an adjusted operating margin above a threshold of 18.0% on a trailing four quarter basis which must then be maintained on a trailing four quarter basis for a subsequent quarter in order for any of the PRSUs to vest.

Participation in the 2019 Operating Margin Transformation Incentive Plan was targeted to more than one hundred employees at the Company, each of whom had been determined to be part of the Company leadership that could impact the achievement of the Company’s adjusted operating margin goals. The Board of Directors believed that it was critical for our Named Executive Officers to also participate. The purpose of the grant was to focus the team most able to impact our operating margins on returning our results to desired levels. This plan is 100% performance-based and used to clearly communicate the importance of successfully executing the restructuring plan, beyond the normal annual longer-term priorities included in our annual PRSU awards and on a different timeline. Recognizing the unique circumstances and use of this grant, the award vests only on achievement of significant and sustained operating margin improvements over 2018 levels between a threshold of approximately a 2.5 percentage point operating margin increase and up to a maximum vesting at approximately a 7.5 percentage point operating margin increase. Additional details of this program are discussed on page 54.

2019 Performance

In 2019:

•	Total stockholder return was over 57%, which ranked at the 89th percentile of the S&P 500 Index;
•	Net sales were $4,029 million, an increase of 1.1% compared to 2018;
•	GAAP earnings per diluted common share (EPS) was $1.17 compared to GAAP EPS of $(4.51) in 2018;
•	Adjusted EPS was $2.45 compared to adjusted EPS of $2.01 in 2018;
•	Adjusted operating margins improved from 15.5% in 2018 to 18.6% in 2019, an increase of approximately 3 percentage points; and
•	Internal sales growth was 5.7% compared to (1.8%) in 2018.

2019 CEO Compensation Opportunity

Annual Compensation (56% of 2019 total opportunity and no change from 2018)

Mr. Casey’s compensation opportunity in 2019 was comprised of the following major components:

•	annual base salary of $925,000 (no change from 2018);
•	incentive target at 120% of salary, or $1,110,000 (no change from 2018 opportunity); and
•	equity awards of approximately $4.2 million based on grant date fair value (no change from 2018 opportunity).

These component opportunities resulted in a total annual 2019 compensation opportunity of approximately $6.3 million (unchanged from 2018), which is between the 30th and 45th percentiles of the market.

One-Time 2019 Compensation (44% of 2019 total opportunity and a 14% decline from 2018)

As discussed above, the Board of Directors believe and major stockholders agreed, that it was critical for our NEOs to be aligned with other leaders in returning our adjusted operating margins to desired levels as part of the overall restructuring plan, As such, the Board approved a one-time PRSU grant to top leaders at the Company, including Mr. Casey, under the 2019 Operating Margin Transformation Incentive Plan with a target notional value of $5.0 million.

Total 2019 Compensation Opportunity: $11.3 million (a 5.8% decline from 2018)

Pay for Performance

The Company has designed its executive compensation programs such that its senior executives have the majority of pay opportunity subject to performance.

Our pay-for-performance philosophy is demonstrated through our annual incentive plan being paid based on the Company’s 2019 financial performance and other

38    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

strategic goals. For 2019, the Annual Incentive Plan paid out at 100% of target reflecting the Human Resources Committee’s use of negative discretion to reflect their subjective assessment of performance not directly measured in the Company’s financial results. Aggregate annual cash incentive payouts were $2.9 million for the 2019 named executive officers; of which $1.1 million was for Mr. Casey. This is in contrast to the Company’s performance in 2018 and the corresponding Annual Incentive Plan under which all but two of the Company’s named executive officers (including Mr. Casey) received no award in 2018 due to the significant financial challenges and goodwill impairments.

Our longer-term incentives further support our pay-for-performance philosophy where the aggregate value of annual awards to NEOs is split 50% PRSUs based on 3-year EPS growth and relative total stockholder return, 25% time based-vesting stock options and 25% time based-vesting restricted stock units. As described above, for 2019, the Operating Margin Transformation Incentive Plan PRSUs are 100% based on achieving and sustaining desired adjusted operating margin levels.

As of December 31, 2019, as a result of our performance, Mr. Casey’s total realizable pay:

•

For 2019, increased from his 2019 pay opportunity of $11.3 million to approximately $15.3 million, a 35% increase, reflecting improved financial and operational performance, strategic accomplishments including innovation and pipeline expansion as well as restructuring results, which resulted in strong share price performance (+57% total stockholder return) during the year.

•

For the two-year period from his date of hire, decreased from his aggregate pay opportunity of $23.2 million to approximately $22.1 million, a 5% decrease. Despite the Company’s strong 2019 performance, two-year realizable pay as of December 31, 2019 remains below pay opportunity, primarily impacted by the challenges we faced during 2018 that resulted in below-target and in some cases zero incentive payouts for FY2018.

As of March 31, 2020, the Company’s closing stock price was $38.83 per share, a 31% decline versus December 31, 2019 and driven largely by the impact of the COVID-19 global pandemic. This would have reduced Mr. Casey’s realizable pay for 2019 to $10.7 million, and his realizable pay for the two-year period from his date of hire to $15.8 million, representing a 30% and 29% reduction respectively from the December 31, 2019 realizable pay amounts noted above for such periods.

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EXECUTIVE COMPENSATION

WHAT WE DO	WHAT WE DON’T DO

•   Establish threshold, target and maximum performance expectations and award opportunities under our Annual Incentive Plan and long-term equity incentive program.

•   Apply a formulaic framework based on the Company’s financial results relative to pre-established targets for each incentive plan.

•   Exercise limited discretion to adjust formulaic incentive compensation awards.

•   Use balanced performance metrics for PRSU awards that consider both the Company’s absolute performance and its relative performance versus peers.

•   Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets.

•   Impose stock ownership and holding requirements that provide that each NEO must own a multiple of his or her annual base salary in our common stock, and we have instituted holding requirements prohibiting our NEOs from selling shares vested from RSUs and PRSUs (net of tax) until their stock ownership requirements have been met.

•   Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.

•   Retain an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis.

•   Seek stockholder feedback on compensation of named executive officers, including consideration of the annual Say-on-Pay vote.

•   Compensation recoupment policy that allows our Board to seek reimbursement in certain circumstances, including a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks.

•   Employment agreements with restrictive covenants.

•   No tax gross-ups, including no excise tax “gross-ups” upon change in control.

•   Discounting, reloading or re-pricing of stock options without stockholder approval.

•   “Single-trigger” accelerated vesting of equity-based awards upon change in control.

•   Multi-year guaranteed incentive awards for senior executives.

•   Director or Employee hedging or pledging of Company securities.

•   Excessive perquisites.

•   Dividends or equivalents paid on unvested PRSUs.

•   Recycling of shares used for taxes or option exercises.

•   Defined benefit pension plan in the U.S.

The Committee regularly reviews our compensation programs and practices with a view of adjusting them to changed circumstances to ensure that the goals of the programs and practices can be met.

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EXECUTIVE COMPENSATION

Named Executive Officers

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our named executive officers (“NEOs”). Our NEOs for 2019 include our Chief Executive Officer and Chief Financial Officer serving at fiscal year-end, our Former Chief Financial Officer who was succeeded in August 2019, and the next three highest compensated executive officers serving as such at fiscal year-end:

•	Donald M. Casey Jr., Chief Executive Officer since February 2018

•	Jorge M. Gomez, Executive Vice President and Chief Financial Officer since August 2019

•	Nicholas W. Alexos, Former Executive Vice President and Chief Financial Officer from November 2017 through August 2019 and Former Chief Administrative Officer from October 2017 to November 2017

•	Keith J. Ebling, Executive Vice President, General Counsel and Secretary since October 2017

•	William E. Newell, Senior Vice President, Chief Segment Officer since August 2018

•	Walter Petersohn, Senior Vice President, Chief Commercial Officer since August 2018

Compensation Philosophy and Objectives

The Committee’s compensation philosophy, when determining NEO compensation at the beginning of fiscal 2019, was to provide a compensation package designed to generally satisfy and balance the following principal objectives:

•

to align executive compensation with corporate performance and stockholder interests and experience. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as changes in the Company’s stock price;

•

to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;

•

to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices and performance-based, and that we maintain flexibility in order to respond to the changing needs of our business;

•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking; and

•	targeting compensation to the 50th percentile of compensation paid by the Company’s peers for comparable executive roles.

DENTSPLY SIRONA INC. – Proxy Statement     41

EXECUTIVE COMPENSATION

In furtherance of the philosophy and objectives discussed above, the compensation program established for named executive officers in the beginning of 2019 consisted of the components outlined in the chart below:

COMPENSATION COMPONENTS

Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position
Annual Incentive Plan

Short-term compensation

Cash award based on accomplishment of annual financial objectives related to internal sales growth, non-GAAP adjusted pre-tax income and adjusted cash flow, each as compared to the budget (80%) and strategic objectives (20%)

Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success

Competitive with market to attract and retain executive management

Based on performance of the Company to align with stockholder interest

Equity Incentive Compensation	Long-term compensation Equity incentive awards consisting of: • performance based-vesting restricted stock units; • time based-vesting restricted stock units; and • time based-vesting stock options.	Reward for improving and sustaining long-term performance Align directly with stockholders’ interest Enhancement of long-term stockholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon Termination and/or a Change-in-Control Event	Basic economic, retirement, termination and change-in-control benefits	Attract and retain quality management Provide basic short and long-term security Support focus on Company’s activities and interest during change-in-control event

The Committee believes that the compensation opportunity offered to the Company’s executive officers should be competitive with the market, actual compensation should be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Committee, with specific focus on the accomplishment of annual financial objectives related to internal sales growth, adjusted income, adjusted cash flow, and strategic objectives, and the long-term incentive compensation was designed to encourage executives to increase stockholder value by focusing on growth in earnings and total stockholder return relative to S&P 500 companies.

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EXECUTIVE COMPENSATION

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during the process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

Pay for Performance Review

Pay for performance has been and continues to be an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The annual and equity incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that our senior executives have the majority of variable pay opportunity subject to individual performance, financial performance and stock price.

For 2019, Mr. Casey’s total compensation opportunity was approximately $11.3 million, 56% of which was annual compensation opportunity of approximately $6.3 million (unchanged from 2018) and 44% of which was one-time compensation in the form of performance based-vesting RSUs of approximately $5.0 million. These component opportunities resulted in a total annual 2019 compensation opportunity for Mr. Casey between the 30th and 45th percentiles of the market. In aggregate, approximately 90% Mr. Casey’s 2019 total compensation opportunity varied with Company financial, strategic objective and/or share price performance.

The Company’s 2019 results reflect that it made significant progress against its restructuring plan. In 2019, the Company returned to growth and achieved net sales of $4,029.2 million, an increase of 1.1% compared to 2018, GAAP EPS of $1.17 and adjusted EPS of $2.45, compared to GAAP EPS of $(4.51) and adjusted EPS of $2.01 in 2018. The strong performance of the Company also drove increased operating income margins and cash flows. The Company’s adjusted operating margins improved from 15.5% in 2018 to 18.6% in 2019 and the full year 2019 operating cash flow was $632.8 million, up 26.6% as compared to 2018. Additionally, as of December 31, 2019, the Company had achieved its 6% to 8% global workforce reduction goal set in November 2018 as part of the restructuring plan.

As of December 31, 2019, as a result of our performance, Mr. Casey’s total realizable pay for 2019 increased from his 2019 pay opportunity of $11.3 million to approximately $15.3 million, a 35% increase reflecting the bonus paid at 100% of target and strong share price and operating performance during the year. For the two-year period from his date of hire, Mr. Casey’s total realizable pay decreased from his aggregate pay opportunity of $23.2 million to approximately $22.1 million, a 5% decrease reflecting both the challenges experienced during 2018 and the Company’s strong performance during 2019. As of March 31, 2020, the Company’s closing stock price was $38.83 per share, a 31% decline versus December 31, 2019 and driven largely by the impact of the COVID-19 global pandemic. This would have reduced Mr. Casey’s realizable pay for 2019 to $10.7 million, and his realizable pay for the two-year period from his date of hire to $15.8 million, representing a 30% and 29% reduction respectively from the December 31, 2019 realizable pay amounts noted above for such periods.

Say-on-Pay Vote in 2019 and Investor Outreach

At our 2019 Annual Meeting, stockholders of the Company had the opportunity to vote, on an advisory basis, to approve the Company’s executive compensation program; more than ninety-four percent (94%) of the stockholders who voted on the matter approved. The Committee viewed this as strong support of its approach to the determination and setting of such compensation and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2019. Specifically, the Company engaged in a governance outreach effort to its major stockholders in 2018 and 2019 prior to implementing the restructuring plan and one-time grant of related operating margin PRSUs to its named executive officers in March 2019. These principles and philosophies are highlighted and described more fully below.

To ensure that the Committee considers stockholder views on compensation matters, we maintain an active investor relations program. Throughout the year, we are engaged with our actively-managed stockholders, which represent in the aggregate a majority of our shares. The Committee receives regular updates on investor feedback and understands that stockholders remain focused on the alignment of pay and performance and are generally supportive of the Company’s executive compensation.

DENTSPLY SIRONA INC. – Proxy Statement     43

EXECUTIVE COMPENSATION

Assessment of Risk

We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:

•

Emphasis on Long-Term Equity Incentive Compensation; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our NEOs is provided through long-term equity incentive compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term equity incentive awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.

•

Performance-Based Restricted Stock Units. A significant portion of the long-term equity incentive compensation of our named executive officers consists of performance-based restricted stock units (“PRSUs”). PRSU payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards.

•

Performance Measures. A significant portion of awards are made based on the achievement of a variety of balanced performance measures, including financial, strategic objectives and relative total stockholder returns measured over varying timeframes which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.

•	Performance Goals. Tied to both annual and longer-term strategic plans that are approved by the Board of Directors.

•

Role of Human Resources Committee. Members of the Committee approve the final payout of the annual incentive awards for our NEOs following a review of executive and Company performance. Final payout for the CEO is ratified by the Board. The Committee also reviews certain of the Company’s compensation and incentive plans available to employees other than our NEOs to, among other things, prevent unnecessary risk taking under such plans.

•

Stock Ownership Guidelines. Our stock ownership guidelines require our executive management to hold a certain amount of Company stock. This requirement ensures that they will have a significant amount of personal wealth tied to the long-term performance of our stock.

•

Compensation Recoupment Policy. We have a compensation recoupment policy applicable to our executive officers. In the event of (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct. Possible actions of the Board may include the recoupment of all or part of any bonus or other compensation tied to such financial results; disciplinary actions; and/or the pursuit of other available remedies

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner.

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Determination of 2019 Executive Compensation

The Company’s intention in developing total annual compensation for executives is to balance creating value for our stockholders with providing meaningful compensation to our NEOs that recognizes their contributions to the organization and supports their value creation initiatives. Salary ranges, annual incentive plan targets and equity compensation targets were developed using a “total direct compensation” perspective which considers all components of compensation.

Determination of 2019 Compensation for Messrs. Casey, Gomez, Alexos, Ebling, Newell and Petersohn

For Messrs. Casey, Alexos, Ebling, Newell and Petersohn, the Committee adopted the annual compensation program structure based on an annual review, described in more detail below, that targets overall NEO total compensation at the market median of Dentsply Sirona’s compensation peer group while allowing for the opportunity to earn more or less than median and established targets based on experience and actual performance. Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez. The Committee approved the compensation to be paid to Mr. Gomez, who joined the Company in August 2019, outside the regular annual compensation evaluation process, however it utilized the same annual compensation program structure in determining Mr. Gomez’s compensation.

Roles in Executive Compensation

The Committee established 2019 compensation for the NEOs and the full Board of Directors approved the 2019 compensation for Mr. Casey, our CEO. The Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department and considered recommendations from the CEO regarding compensation for the NEOs other than himself. In addition, with respect to the compensation established for the NEOs in 2019, the Committee engaged an independent compensation consultant, Pay Governance LLC (the “Independent Compensation Consultant”), to advise on matters related to the compensation of the CEO and other executives.

After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Select Market, the Committee determined that the Independent Compensation Consultant is independent and that the work it performed in 2019 did not raise any conflicts of interest.

Review of Pay Relative to Peer Groups

In determining 2019 compensation opportunities, the Committee adopted a peer group of sixteen companies intended to be closely aligned with the size and nature of operations of the Company’s business (the “Healthcare Equipment Peer Group”). The Healthcare Equipment Peer Group is identified below (at the time, the median revenue approximated $4.0 billion; Dentsply Sirona revenue approximated $4.0 billion):

Dentsply Sirona Peer Group

Agilent Technologies, Inc.	Hill-Rom Holdings, Inc.	Steris Plc

Baxter International Inc.	Hologic, Inc.	The Cooper Companies, Inc.

Boston Scientific Corporation	Intuitive Surgical, Inc.	Varian Medical Systems Inc.

Edwards Lifesciences Corp.	Mettler-Toledo International Inc.	Waters Corporation

Henry Schein, Inc.	Patterson Companies, Inc.	Zimmer Biomet Holdings Inc.

PerkinElmer, Inc.

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The compensation levels for the NEOs were determined using the Healthcare Equipment Peer Group and a customized selection of companies of similar size, industry and complexity, from a broad compensation survey provided by Willis Towers Watson (the “Primary Market Peer Group“), (together with the Healthcare Equipment Peer Group, the “Peer Groups”). Data from the Peer Groups were considered by the Committee in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value for Mr. Casey as our Chief Executive Officer. The same Peer Groups were considered in evaluating the compensation of Mr. Gomez as our Chief Financial Officer, Mr. Alexos as our Former Chief Financial Officer who was succeeded by Mr. Gomez in August 2019, and Mr. Ebling as our General Counsel. The Primary Market Peer Group was considered in evaluating the compensation of Mr. Newell as our Chief Segment Officer and Mr. Petersohn as our Chief Commercial Officer.

The analysis by the Independent Compensation Consultant reflected that in general, the targeted total direct compensation (base salary, annual incentive targets and equity awards, and one-time awards) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Group’s data. This is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual and PRSU incentive plans and can be higher or lower than the expected percentile depending on performance.

The Committee did not consider the overall wealth accumulation of executives in establishing the 2019 levels of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth that is aligned with stockholders.

The Committee also annually reviews the specific components and a comprehensive aggregation of the entire executive compensation pay and programs.

Restructuring Plan

On November 5, 2018, the Board of Directors of the Company approved a plan to restructure the Company’s business to support revenue growth and margin expansion and to simplify the Company’s organization through streamlining and consolidating functions, with the understanding that such restructuring plan may continue to evolve as the Company progresses through the continued planning and execution of the plan. The restructuring plan anticipates a net reduction in the Company’s global workforce of approximately 6% to 8%, and the Company will consult with employee representation in connection with the execution of the restructuring plan where required. The Company anticipates that the restructuring will result in annualized topline growth of 3% to 4%, adjusted operating income margin of 20% by the end of the year 2020 and 22% by the year 2022, and $200 million to $225 million in net annual cost savings by 2021. The Board of Directors and management of the Company developed the restructuring plan, with the help of leading third-party advisors, in response to a six-month diagnostic examination of the market, the Company and its performance.

The Company’s priorities also include evaluating non-core and underperforming businesses, utilizing free cash flow generation and excess balance sheet capacity to return cash to stockholders and reviewing additional longer-term cost savings opportunities. The Company expects to incur approximately $275 million in one-time expenditures and charges.

Certain statements in this proxy statement contain forward-looking statements, including, among other things, statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions. The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to

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effectively manage their inventories or purchase required minimum quantities of products; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Fiscal 2019 Performance

In 2019, the Company made significant progress against its restructuring plan. The Company accelerated new products, improved demand creation and enhanced clinical education all in order to further drive revenue growth. The Company has adopted a portfolio approach to research and development to focus on projects that can generate the largest impact and take full advantage of our unique portfolio. Further, the Company greatly increased its commercial capabilities by simplifying the regional structure, adopting a single view of the customer and launching a new One DS loyalty program which rewards dentists for purchasing consumables both through distribution partners and directly from the Company.

These efforts have resulted in substantially improved financial performance in 2019. In 2019, the Company returned to growth and achieved strong results versus 2018 as shown below.

The following table reflects the Company’s sales, earnings, operating income margin and internal sales growth in fiscal year 2019 and 2018.

	2019 ($ in millions, except EPS, Operating Income % and Internal Sales Growth)	2018 ($ in millions, except EPS, Operating Income % and Internal Sales Growth)	Change (%)
Net Sales	4,029.2	3,986.3	+1.1%
Net Sales (excluding precious metal content) (1)	3,988.1	3,949.1	+1.0%
Gain or Loss Per Basic Common Share (EPS)	1.17	(4.51)	NM
Adjusted Earnings Per Diluted Common Share (EPS) (1)	2.45	2.01	+21.9%
Operating Income Margin	18.6%	15.5%
Internal Sales Growth (1)	5.7%	(1.8%)

(1)

In this table, the Company is providing GAAP information for “Net Sales” and “Gain or Loss Per Basic Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this Compensation Discussion and Analysis section, provides a better measure of performance for comparison purposes. Please see Appendix A to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.

Determination of Annual Base Salaries

In establishing 2019 base salaries of the Company’s executives, the Committee strived to reflect the external market value of a particular role as well as the experience and qualifications that each incumbent brings to the role. The primary purpose of the Company’s base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments generally are considered annually and are awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to the 50th percentile of the salaries paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance, experience, additional responsibilities and other factors.

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The starting point for the Committee in establishing 2019 base salaries and annual incentive awards at the beginning of 2019 was to review the salaries, target annual cash (at 100% achievement) and total direct compensation of the executive officers against these same compensation levels for comparable positions in the Peer Groups. Once the Committee established the appropriate range for base salaries, the Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and retention considerations.

The approved annual base salaries which were effective as of January 1, 2019 and January 1, 2018 for the NEOs, other than as noted below, are as follows:

Name	2019 Annual Base Salary	2018 Annual Base Salary	Change (%)
Donald M. Casey Jr.	$925,000	$925,000	0%
Jorge M. Gomez(1)	$725,000	N/A	N/A
Nicholas W. Alexos(2)	$650,000	$650,000	0%
Keith J. Ebling	$680,000	$680,000	0%
William E. Newell (3)	$489,000	$475,000	2.9%
Walter Petersohn	€380,000	€330,000	15.2%

(1)	Mr. Gomez’s base salary was determined on July 1, 2019 and prorated from his start date of August 26, 2019.

(2)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

(3)	The base salary for Mr. Newell was increased effective September 1, 2019 from $475,00 to $489,000.

Determination of Annual Incentive Award Opportunities

Rationale

As discussed above under “Compensation Philosophy and Objectives,” the Committee believes in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation opportunity be competitive with the market, but that it would also reward executives with above-market pay for exceptional performance and similarly, pay would fall below market for performance that fails to meet the objectives established by the Committee. The Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives in order for their total annual compensation to be more significantly correlated, both upward and downward, to the Company’s performance. The Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.

Process

The Committee annually reviews and establishes compensation threshold, target and maximum performance and payout levels for annual incentive opportunities applicable for the performance year. These levels generally are established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In 2019, the targets were again reviewed. In establishing the target payouts, the Committee evaluated the compensation levels in the Peer Groups. The Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual incentive payouts that, in combination with base salary, would be competitive in the 50th percentile range of the total annual cash compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Committee, the executives are rewarded with higher annual incentive payouts and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level, including possibly to zero. With respect to Mr. Gomez, at the time of the approval of his

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compensation, the Committee approved the same pay and performance targets as it had previously approved for Mr. Alexos though any payout for Mr. Gomez was prorated for his time in role at the end of the performance year. The general principle in setting targets and measuring performance is that management is responsible and accountable for achieving the annual financial results and strategic priorities of the Company.

2019 Annual Incentive Targets

Consistent with the principles outlined above, for 2019, the annual incentive targets for the NEOs ranged from 65% to 120% of base salary depending on the executive’s position, as set forth below.

Name	Target Annual Incentive Payout as Percent of Salary(1)
Donald M. Casey Jr.	120%
Jorge M. Gomez	75%
Nicholas W. Alexos(2)	75%
Keith J. Ebling	75%
William E. Newell	70%
Walter Petersohn	65%

(1)	The target amount for Mr. Gomez is subject to proration for his time in his role during 2019.

(2)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

2019 Annual Incentive Performance Measures

The Committee, and the independent members of the Board in the case of the CEO, determined the specific performance measures and other terms and conditions of awards for executives covered under the Company’s Annual Incentive Plan, and the weight attributable to each performance metric for the NEOs. The performance measures established by the Committee for the NEOs at the beginning of 2019, based on the annual budget approved by the Board, were allocated 80% to financial performance measures and 20% to strategic objectives.

Objective Financial Performance Measures (80% Weight)

35% Internal Sales Growth

	Internal Sales Growth(1)	Payout Level
Threshold	2.5%	50%
Target	4.5%	90%
Stretch Target	5.0%	100%
Maximum	6.0%	175%

35% Adjusted Income

	Adjusted Income(2)	Payout Level
Threshold	$649.8	50%
Target	$670.0	90%
Stretch Target	$722.0	100%
Maximum	$759.5	175%

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10% Adjusted Free Cash Flow

	Adjusted Free Cash Flow(3)	Payout Level
Threshold	$528.9	50%
Target	$544.5	90%
Stretch Target	$584.9	100%
Maximum	$614.0	175%

(1)	Internal Sales Growth was measured at constant currency and excluding acquisitions, divestitures and discontinued products.

(2)	Adjusted Income was measured on a non-GAAP pretax basis, calculated at constant currency and excluding acquisitions and divestitures.

(3)

Adjusted Free Cash Flow was measured as the net cash provided by operating activities less capital expenditures, each as reflected on the Consolidated Statements of Cash Flow included in the Company’s 2019 Form 10-K, plus any non-GAAP adjustments that are both cash and restructuring related, as reported in the 2019 full year GAAP to Non-GAAP bridge included in the Company’s 2019 earnings release.

Strategic Objectives (20% Weight)

The strategic objective portion of the Annual Incentive Plan award target for the NEO’s comprised 20% of the total potential award and were measured against the achievement of two equally weighted goals, both of which were determined to be critical metrics in connection with the Company’s restructuring plan: (1) headcount reduction of 4.9%; and (2) 2019 non-GAAP operating expenses of $1.6 billion or less on a 2018 constant currency basis.

2019 Financial Measures Achievement

	Target	Actual	Payout Level	Weighting
Internal Sales Growth(1)	5.0%	5.7%	152.5%	35%
Adjusted Income(2)	100%	101.5%	123.1%	35%
Adjusted Free Cash Flow(3)	100%	98.9%	98.4%	10%
Total Financial Objectives			132.9%	80%
Corporate Strategic Objectives			50.0%	20%
Total Payout(4)			116.3%

(1)

Internal Sales Growth, a non-GAAP measure, was measured at constant currency and excluding acquisitions, divestitures and discontinued products. Please see Appendix A – “Internal Sales Growth Reconciliation – AIP Measurement” for a reconciliation of Internal Sales Growth to the corresponding GAAP information.

(2)

Adjusted Income vs. Target was measured on a non-GAAP pretax basis, calculated at constant currency and excluding acquisitions and divestitures. Please see Appendix A – “Adjusted Income Reconciliation – AIP Measurement” for a reconciliation of Adjusted Income to the corresponding GAAP information.

(3)

Adjusted Free Cash Flow was measured as the net cash provided by operating activities less capital expenditures, each as reflected on the Consolidated Statements of Cash Flow included in the Company’s Form 10-K, plus any non-GAAP adjustments that are both cash and restructuring related, as reported in the 2019 full year GAAP to Non-GAAP bridge included in the Company’s 2019 earnings release. Please see Appendix A – “Adjusted Income Reconciliation – AIP Measurement” for a reconciliation of Adjusted Free Cash Flow to the corresponding GAAP information.

(4)	The Committee exercised its negative discretion to reduce the AIP payout from 116.3% to 100%.

While the 2019 Annual Incentive Plan financial and corporate strategic measures were achieved, in aggregate, at a payout level of 116.3% of target, in February 2020, the Board and the Human Resources Committee exercised its

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negative discretion to reduce such payout to 100% of target. The Committee applied this discretion to recognize performance not reflected in the financial and strategic metrics of the plan, specifically, (1) the 2019 performance of the Company’s Consumables segment was lower than expected; (2) the Company failed to achieve certain expense reduction targets in 2019; and (3) the Company’s higher than anticipated effective tax rate.

	Target ($ or €)	Prorated Target ($)(1)	Payout Level	Actual ($ or €)
Donald M. Casey Jr.	$1,110,000	—	100%	$1,110,000
Jorge M. Gomez	$543,750	$190,700	100%	$190,700
Nicholas W. Alexos(2)	$487,500	$438,100	100%	$438,100
Keith J. Ebling	$510,000	—	100%	$510,000
William E. Newell	$342,300	—	100%	$342,300
Walter Petersohn	€247,000	—	100%	€247,000

(1)	Prorated target amount for Mr. Gomez and Mr. Alexos for their time in role during 2019.

(2)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

Determination of Annual Equity Incentive Compensation

Rationale

The third principal component in the 2019 annual total compensation for the Company’s executives was the award of equity incentives. Our annual long-term incentive program was designed to reward long-term performance and is comprised of four components in 2019:

Annual Compensation

•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of specific three-year performance objectives.
•	Stock option awards designed to reward stock price growth; and
•	Time-based restricted stock unit (“RSU”) awards.

The Committee believes that equity incentive compensation serves an essential purpose in: (i) attracting and retaining senior executives, (ii) providing them with long-term incentives to maximize stockholder value, (iii) aligning the interests of the executive officers with those of our stockholders, and (iv) incentivizing the ongoing efforts required by the executive team to achieve the successful execution of the strategic plan and the restructuring of the Company and to further link the compensation of executives to the value created for stockholders. A strong performance-based link is created between stockholder value and executive pay through (i) the long-term performance objectives and stock price performance of the PRSUs, (ii) the fact that stock options gain value to the executive only when and to the extent that share price exceeds the exercise price of the option, and (iii) RSUs gain and lose value in the same way and extent as experienced by the stockholders.

Equity Award Grant Practices

Long-term incentive awards for executive officers generally are made annually, as part of the total remuneration approach to executive compensation. In 2019, the annual awards were made in March, except for Mr. Gomez. All grants made in 2019 were pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan (as amended, the “Omnibus Plan”). Mr. Gomez joined the Company in August 2019 and his annual awards and one-time new hire award (discussed below under 2019 One-Time New Hire Compensation Awards) were granted in August 2019.

Annual Equity Award Guidelines and Grant Allocations

Guidelines for the size and type of awards were developed based upon, among other factors, the review of the Peer Group data, input from the Independent Compensation Consultant, shares available for grant under the Equity Incentive

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Plans, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Groups. Equity awards comprised a larger portion of the NEOs’ compensation to more closely align their compensation and interests with the interests of stockholders. The Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plans. In the case of Mr. Gomez, his 2019 equity awards reflect both an annual equity award and awards associated with his new hire package.

Annual equity grants to all NEOs made in 2019 were allocated, assuming annualized expected value of total equity incentive compensation at target performance attainment, as follows:

Annual Equity Incentive Vehicle	Proportion of Aggregate Annual Equity Award Value
PRSUs	50%
Stock Options	25%
RSUs	25%

The split between stock options, RSUs, PRSUs and 2019 Operating Margin Transformation Incentive Plan PRSUs was based both on comparisons to the market and the overall risk/reward tradeoff. As the Peer Group data varies somewhat by position, the Committee generally targeted the equity incentive compensation at or near the median of the Peer Group at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target. Typically, when excluding one-time equity grants, the maximum incentive opportunity (assuming performance exceeds target and meets the maximum targets in the plan) is in the range of the 65th to 75th percentile of the Peer Group.

Annual Equity Compensation

PRSUs (50% of target total annual equity value)

Annual PRSUs awarded in 2019 provided for cliff vesting after three (3) years dependent upon the achievement of certain targets, with 80% based on a three (3) year performance measure of a specified cumulative non-GAAP EPS target and 20% based on total stockholder return (“TSR”) relative to the S&P 500 index.

The SEC rules provide that the Company does not have to disclose confidential financial information if doing so would result in competitive harm to the Company. The specified cumulative non-GAAP EPS targets are maintained by the Company as confidential and proprietary information. The Committee believes that disclosure of such information would result in competitive harm to the Company. The following is the comparison of the Company’s performance measures for 2019 grants measured over the period of January 1, 2019 to December 31, 2021, to the TSR of the S&P 500:

TSR(1)(2)	Threshold		Target		Maximum
Percentile of Peer Group	25	th	50	th	75	th
Payout	50%		100%		200%

(1)	TSR is defined to include stock price appreciation and dividends paid over the relevant period.

(2)	Measurement period of December 31, 2018 to December 31, 2021.

The actual number of shares awarded is calculated by interpolating the actual performance between the various target levels on a straight-line basis. PRSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the PRSUs. PRSUs granted in 2019 are forfeited if the executive voluntarily leaves the Company prior to full vesting or qualified retirement, PRSUs granted in 2019 are granted in a pro-rata number of shares calculated by multiplying the number of PRSUs that vest based on actual attainment of the performance criteria by a fraction, the numerator of which equals the number of days the executive was employed from the grant date to the vesting date and the denominator of which equals the total number of days in the performance period. Further details regarding PRSU grants to the 2019 NEOs are provided below under “Executive Compensation Tables – 2019 Grants of Plan-Based Awards.”

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Options (25% of target total annual equity value)

Stock options were granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. The 2019 stock option grants vest and become exercisable over three years—one-third on each of the first three anniversaries following grant—and are exercisable for a maximum of ten years from the grant date, subject to earlier expiration in the event of certain terminations of employment. Individuals generally have 90 days upon termination to exercise any vested stock options; after the 90 days, the stock options are forfeited. Stock options granted in 2019 are forfeited if the executive voluntarily leaves the Company prior to vesting or qualified retirement. The Company’s stock options are typically approved at the Board meeting in February each year (in 2019, the grant was made in March), with a grant date that is generally three trading days after the Company’s report of financial results for the prior year. Any grants for newly hired executive officers (including Mr. Gomez) are typically approved following the executive officer’s employment date and grants generally occur three trading days after the Company’s report of quarterly financial results. Further details regarding option grants to the 2019 NEOs are provided below under “Executive Compensation Tables Grants of Plan-Based Awards.”

RSUs (25% of target total annual equity value)

RSUs awarded in 2019 vest over three years—one-third on each of the first three anniversaries following grant—unless otherwise specified in an employment agreement. RSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the RSUs. RSUs granted in 2019 are forfeited if the executive voluntarily leaves the Company prior to full vesting or qualified retirement. Further details regarding RSU grants to the 2019 NEOs are provided below under “Executive Compensation Tables” — “2019 Grants of Plan-Based Awards.”

The following table illustrates the individual and target total values of annual equity awards for each Named Executive Officer:

Named Executive Officer	PRSU Target Value	Stock Option Value	RSU Value	Total Target Value
Donald M. Casey Jr.	$2,222,991	$1,000,054	$999,996	$4,223,040
Jorge M. Gomez	$1,174,772	$524,632	$525,010	$2,224,413
Nicholas W. Alexos(1)	$944,785	$424,875	$424,978	$1,794,638
Keith J. Ebling	$805,853	$362,150	$362,479	$1,530,481
William E. Newell	$361,264	$162,139	$162,509	$685,912
Walter Petersohn	$361,264	$162,139	$162,509	$685,912

(1)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

2019 Total Annual Compensation Opportunity

The 2019 total annual compensation opportunity for each of the NEOs is set forth below.

Named Executive Officer	2019 Base Salary (1)(2)	2019 Target Annual Incentive Cash Bonus ($ / % of salary) (3)		Total Target Annual Equity Value	Total Target 2019 Annual Compensation Opportunity
Donald M. Casey Jr.	$925,000	$1,110,000	120%	$4,223,040	$6,258,040
Jorge M. Gomez	$254,247	$190,700	75%	$2,224,413	$2,669,360
Nicholas W. Alexos(4)	$584,110	$438,100	75%	$1,794,638	$2,816,848
Keith J. Ebling	$680,000	$510,000	75%	$1,530,481	$2,720,481
William E. Newell	$479,679	$342,300	70%	$685,912	$1,507,891
Walter Petersohn	€380,000	€247,000	65%	$685,912	$1,376,647

(1)	The base salaries for Mr. Gomez and Mr. Alexos were prorated for their time in role for 2019.

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(2)	The base salary for Mr. Newell was increased effective September 1, 2019 from $475,00 to $489,000.

(3)	Prorated target amount for Mr. Gomez and Mr. Alexos for their time in role during 2019.

(4)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

Historical PRSU Awards

The 2018 PRSUs, like the 2019 award, pay out based on three (3) year cumulative performance measures. In aggregate at the end of 2019, cumulative non-GAAP EPS and relative TSR performance were forecasted to pay out at 12.8% of target. Final performance measurement and payout determination for this award will occur at the end of FY2020.

The 2017 PRSUs reflected a previous design structure where payouts are determined based on three (3) annual performance measurements of both non-GAAP EPS growth and adjusted operating margin. In aggregate the 2017 PRSU awards paid out at 33.3%, of target, consisting of 0% of target payouts for 2017 and 2018 performance, and 100% of target for 2019 performance.

Determination of One-Time Compensation Awards

Rationale

The Board and the Human Resources Committee retain the discretion to approve, and from time to time make, awards of compensation to executives outside of the typical annual cycle or otherwise on a one-time basis, such as new hire arrangements, promotional awards, and other one-time special awards and compensation arrangements for retention and incentive purposes.

2019 One-Time New Hire Compensation Awards

In 2019, the Committee approved the following one-time awards to be paid to Mr. Gomez, who joined the Company in August 2019, outside of the regular annual compensation evaluation process: (i) a signing bonus of $500,000 (subject to repayment under certain circumstances), (ii) a make-whole cash payment of $600,000 (subject to repayment under certain circumstances) to compensate Mr. Gomez for potential 2019 cash bonus payments from his former employer, (iii) RSUs with a grant date notional value of $2.972 million, vesting one-third per year over a three-year period

One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards

The Company engaged in an operating performance and governance outreach to several of the Company’s largest stockholders in late 2018 and early 2019. As part of these discussions, the importance of restructuring to improve operating margins beyond pre-merger levels was made clear to the Company. Following this outreach effort with major stockholders regarding our restructuring plan and the potential to use a targeted special longer-term incentive award explicitly tied to operating margin improvement, in March 2019, the Board of Directors and the Human Resources Committee of the Board approved a grant of PRSU awards (the “2019 Operating Margin Transformation Incentive Plan PRSU Awards”). These awards were made to more than one hundred individuals, each of whom had been determined to be the Company’s top leaders that could impact the achievement of our adjusted operating margin goals, including the named executive officers. Mr. Gomez received a similar award in August 2019. These awards were made in addition to each eligible employee’s normal annual compensation.

The Board and Committee believes that the use, value and design of these awards were critically necessary to ensure appropriate focus on improved and sustained adjusted operating margin performance as part of the restructuring and overall Company strategic plan to improve our adjusted operating margins substantially relative to the 15.5% level achieved at close of FY2018. The intent of this plan is to ensure that select leaders who are able to influence our adjusted operating margins are sufficiently focused on this metric, over and above the EPS growth and relative TSR performance required by our normal annual PRSU awards.

The 2019 Operating Margin Transformation Incentive Plan PRSU Awards are designed to vest upon the attainment of certain adjusted operating margin targets during a performance period commencing on January 1, 2019 and ending on

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EXECUTIVE COMPENSATION

December 31, 2022. In order for any of the 2019 Operating Margin Transformation Incentive Plan PRSU Awards to vest, an adjusted operating margin of at least 18.0% must be achieved over a period of four consecutive quarters, measured on a trailing four quarter period, and then sustained on a trailing four quarter basis at the end of the subsequent quarter. The 2019 Operating Margin Transformation Incentive Plan PRSU Awards will vest on the following schedule

Adjusted Operating Margin Performance(1)	Aggregate Portion of 2019 Operating Margin Transformation Incentive Plan PRSU Awards Vesting
18%	50%
19%	100%
20%	150%
21%	200%
22%	250%
23%	300%

(1)	Achieved over four consecutive quarters and sustained on a trailing four quarter basis at the end of the subsequent quarter.

The Company’s named executive officers each received the following 2019 Operating Margin Transformation Incentive Plan PRSU Awards:

Named Executive Officer	One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Award Target Value
Donald M. Casey Jr.	$5.0 million
Jorge Gomez	$3.5 million
Nicholas Alexos(1)	$2.125 million
Keith Ebling	$1.8125 million
William Newell	$1.625 million
Walter Petersohn	$1.5 million

(1)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

The 2019 Operating Margin Transformation Incentive Plan PRSU Awards are made under the Company’s 2016 Omnibus Incentive Plan. The number of units subject to the awards was determined based on the closing price of the Company’s common stock on Nasdaq on the date of grant.

The Committee believes that the 2019 Operating Margin Transformation Incentive Plan PRSU Awards properly and sufficiently incentivizes the ongoing efforts required by the executive team to achieve successful execution of the strategic and restructuring plans of the Company and provides compensation to the executive team only to the extent that value is created for stockholders. Given the unique nature of the restructuring plan and Company priorities, the Committee does not currently intend to grant a similar one-time equity award in the future.

Compensation Recoupment Policy

In the event of either (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance

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EXECUTIVE COMPENSATION

targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.

The Board plans to amend this policy to account for any requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.

Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements or offer letters with all of the 2019 NEOs, which include certain post-termination arrangements. The Committee determined that this is in the best interest of the Company in order to ensure executives focus on serving the Company and stockholder interests without the distraction of possible job and income loss. Details regarding the post-termination arrangements are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control”: “–Payments Made Upon Termination,” “–Payments Made Upon Retirement,” “–Payments Made Upon Termination with Good Reason by the Executive Officer or Termination by the Company without Cause,” “–Payments Made Upon Termination by the Company without Cause,” “–Termination Upon Death” and “–Termination Upon Disability.”

Details regarding potential payment adjustments in the event that payments or benefits to a NEO would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), are provided below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control Certain Adjustments in Payments to Executive Officers.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination are set forth below under “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Termination following Change in Control

The Committee believes that certain executive officers, including certain NEOs, who are terminated without “Cause” (as defined in the employment agreements or offer letters, as applicable) or elect to resign with “Good Reason” (as defined in the employment agreements) within two years of a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that those executives focus on serving the Company and stockholders during the pendency of a potential change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change in control benefits were viewed as consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of the Company, in accordance with the Equity Incentive Plans, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives – that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable – in the event of a termination as described in the preceding paragraph, or in the event any outstanding award is not assumed or substituted in connection with the change in control.

Details regarding arrangements in the event of termination following a change in control are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control” “–Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination following a change in control are set forth below under the heading “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

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Retirement and Other Benefits

The Company also maintained standard benefits consistent with those offered by other major corporations and which are generally available to all of the Company’s full-time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

Employee Stock Ownership Plan and 401(k) Plans

Dentsply Sirona offered retirement benefits to its eligible U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan known as the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan. In 2018, the NEOs, who met the eligibility requirements, participated in these plans, and the terms governing the retirement benefits under these plans for them were the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan.

Supplemental Executive Retirement Plan and Supplemental Savings Plan

The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior U.S. employees qualifying for eligibility based on salary grade level and time in role. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the Supplemental Savings Plan (“SSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Committee concluded were not receiving competitive retirement benefits. Credits equal to 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company contributions to the 401(k) Savings and ESOP, are allocated to the participants’ accounts. No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The SSP is a deferred compensation plan that allows management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the SSP. The SSP is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that executive officers may not defer into Company stock because of implications under Section 16 of the Exchange Act), which are tracked by the Administrator.

Healthcare and Welfare Benefits

Company healthcare, life insurance and other employee welfare benefits are similar for all eligible employees, including the NEOs. Typically, the Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to other U.S. based Dentsply Sirona employees.

Executive Stock Ownership Guidelines

Because the Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that the Company’s executive management are required to accumulate and hold until the stock ownership guidelines are met. Once in the position, the executive has five (5) years to meet the requirement. During such time, and until the guidelines are met, the

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executive will be required to hold 100% of the shares vested from RSUs and PRSUs (net of tax). “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including the 401(k) Savings and Employee Stock Ownership Plan (“ESOP”), SERP and salary and/or bonus deferral into the SSP, and equity awards pursuant to the equity incentive program, other than stock options and PRSUs until after their performance criteria is met. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Executive Chairman (if applicable) and Chief Executive Officer	5X
President	4X
Executive Vice Presidents	3X
Senior Vice Presidents	2X
Group Vice Presidents and Vice Presidents	1X

All NEOs for 2019 were in compliance with the stock ownership guidelines as of the end of 2019.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a “covered employee,” which includes the company’s chief executive officer, its chief financial officer, and its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer). A “covered employee” also includes any individual who was a covered employee in any taxable year beginning after December 31, 2016, so that once an employee is covered under Section 162(m) for any year, that individual will continue to be covered for all future years. The Committee believes that tax deduction limitations should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote our corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Human Resources Committee intends to use its business judgment to authorize compensation payments to the Company’s executives that may be subject to the Section 162(m) deduction limit when the Committee believes such payments are appropriate and in the best interests of the Company and our stockholders.

Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaged in transactions, that speculate on, hedge or offset, or are designed to speculate on, hedge or offset, any increase or decrease in the market value of the Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

Termination Benefits for Former NEOs

Mr. Alexos joined the Company in October 2017 and served as Executive Vice President and Chief Administrative Officer of the Company until November 2017. From November 2017 until August 2019 he served as Executive Vice President and Chief Financial Officer when he was succeeded by Mr. Gomez.

Subject to the terms and conditions set forth in the Separation and Release of Claims Agreement with Mr. Alexos, the Company agreed to provide Mr. Alexos compensation and benefits as follows: (i) an amount equal to $2,275,000, payable over 24 months in equal installments; (ii) the annual bonus amount contemplated under his employment agreement, determined based on the actual performance of the Company for the full fiscal year in which the separation date occurred, prorated for the number of days of Mr. Alexos’ employment completed during the fiscal year in which the separation date occurred and payable in a lump sum cash amount at the time it would otherwise have been paid had Mr. Alexos’ employment continued; (iii) a cash lump sum equal to $175,038, payable 60 days following the separation

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date; (iv) subject to certain limitations and continued payment by Mr. Alexos of any cost owed by him under the applicable plan, the continuation for 24 months following the Separation Date of certain insurance benefits substantially similar to those provided to Mr. Alexos and his dependents immediately prior to the Separation Date; (v) outplacement services commensurate with those customarily provided to the Company’s other senior executive officers for 18 months immediately following the separation date or, if earlier, until Mr. Alexos secures employment; (vi) a cash lump sum amount equal to Mr. Alexos’ attorneys’ fees incurred in the negotiation of the Separation Agreement, capped at $10,000, payable 60 days following the separation date upon submission of appropriate legal bills; (vii) continuing eligibility for vesting (for 24 months following the separation date) of certain equity awards identified in the separation agreement to the extent they remain outstanding and have not been forfeited or settled on the separation date, which equity awards shall remain exercisable until the earlier of 90 days following the 24-month anniversary of the separation date or the date such equity award would have expired had Mr. Alexos’ employment continued, subject to all other terms and conditions of the applicable plan and awards; (viii) the immediate vesting of certain restricted share units identified in the separation agreement to the extent they have not been forfeited, vested, or settled prior to the separation date; and (ix) the forfeiture without further consideration of any other equity award, including any stock option, restricted share unit, or performance restricted share unit, that is not set forth in the separation agreement. Specifically, one-third of Mr. Alexos unvested options granted on March 12, 2019 will forfeit on November 24, 2021 and one-third of his unvested RSUs granted on March 12, 2019 forfeited on November 24, 2019. Mr. Alexos’ annual PRSUs granted on March 12, 2019 will be prorated from March 12, 2019 to November 24, 2021 and adjusted when attainment is known. Mr. Alexos’ one-time 2019 Operating Margin Transformation Incentive Plan PRSU Awards will be prorated from January 1, 2019 to November 30, 2019 if certain adjusted operating margin targets are met during the applicable period.

For a summary of termination benefits for Mr. Alexos, see “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control — Payments Made to Mr. Alexos Upon Resignation” beginning on page 80.

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Human Resources Committee Report on Executive Compensation

The Human Resources Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES COMMITTEE

Willie A. Deese, Chair

Betsy D. Holden

Arthur D. Kowaloff

Gregory T. Lucier

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EXECUTIVE COMPENSATION TABLES

The following table sets forth the compensation earned by the NEOs for the fiscal year ended December 31, 2019:

	Name and Principal Position(1)	Fiscal Year	Salary(8) ($)	Bonus(9) ($)	Stock Awards(10) ($)	Option Awards(11) ($)	Non-Equity Incentive Plan Compensation(12) ($)	All Other Compensation(13) ($)	Total ($)
1	Donald M. Casey, Jr.(2) Chief Executive Officer	2019	925,000	—	8,222,964	1,000,054	1,110,000	108,225	11,366,243
		2018	818,562	500,000	7,825,274	1,823,446	—	371,260	11,338,542
2	Jorge Gomez(3) Executive Vice President, Chief Financial Officer	2019	254,247	1,100,000	8,171,764	524,632	190,700	56,699	10,298,042
3	Nicholas W. Alexos(4) Former Executive Vice President, Chief Financial Officer	2019	584,110	—	3,494,753	424,875	438,100	361,693	5,303,531
		2018	650,000	—	1,317,563	515,873	—	80,746	2,564,182
		2017	134,795	—	1,024,976	532,802	41,100	—	1,733,673
4	Keith J. Ebling(5) Executive Vice President, General Counsel & Secretary	2019	680,000	—	2,980,823	362,150	510,000	79,560	4,612,533
		2018	680,000	—	1,123,807	441,325	—	84,189	2,329,321
		2017	134,795	—	1,024,976	532,802	41,100	—	1,733,673
5	William E. Newell(6) Senior Vice President, Chief Segment Officer	2019	479,679	—	2,148,766	162,139	342,300	275,758	3,408,642
		2018	442,776	205,000	484,950	189,407	79,800	74,282	1,476,215
6	Walter Petersohn(7) Senior Vice President, Chief Commercial Officer	2019	595,281	—	2,023,767	162,139	272,108	57,115	3,110,410

(1)	Principal positions are the positions held at the end of 2019.

(2)	Mr. Casey joined the company as Chief Executive Officer effective February 12, 2018.

(3)	Mr. Gomez joined the company as Executive Vice President and Chief Financial Officer effective August 26, 2019.

(4)

Mr. Alexos served as Executive Vice President and Chief Administrative Officer effective October 10, 2017 through November 11, 2017. He then served as Executive Vice President and Chief Financial Officer effective November 11, 2017 through August 26, 2019.

(5)	Mr. Ebling joined the Company as Executive Vice President, General Counsel and Secretary effective October 10, 2017.

(6)	Mr. Newell has been with the Company since February 7, 2005. Effective August 6, 2018, he was appointed Senior Vice President and Chief Segment Officer.

(7)	Mr. Petersohn has been with the Company since October 1, 2007. Effective August 6, 2018, he was appointed Senior Vice President and Chief Commercial Officer.

(8)

Compensation paid to Messrs. Gomez and Alexos reflects the salary paid for the portion of the year they served at the Company, which reflects a prorated payment of their annual base salary. The amount for Mr. Petersohn includes a one-time vacation payout of €160,354 and amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(9)

Bonus amount for Mr. Casey in 2018 is for a one-time cash payment at the start of his role as Chief Executive Officer. Bonus amount for Mr. Gomez in 2019 is for a one-time cash payment at the start of his role as Executive Vice President and Chief Financial Officer. Bonus amount for Mr. Newell in 2018 is for one-time cash payment related to the transition of Company Executives in 2017.

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EXECUTIVE COMPENSATION TABLES

(10)

Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year as computed in accordance with FASB ASC Topic 718. Mr. Casey’s stock awards of $8,222,964 include an annual grant of $999,996 RSUs and $2,222,991 PRSUs at target, and a one-time grant of $4,999,978 PRSUs at target. In 2019, the number of shares that could be granted upon the conversion of the annual grant of PRSUs ranges from zero to a maximum of 2 times the target amount and the one-time grant of PRSUs ranges from zero to a maximum of 3 times the target amount. The value of PRSUs assuming the highest level of performance conditions are achieved is as follows: Mr. Casey: $19,445,915 (including $4,445,982 of PRSUs for the annual grant and $14,999,933 for the one-time equity grant); Mr. Gomez: $12,849,532 (including $2,349,544 of PRSUs for the annual grant and $10,499,988 for the one-time equity grant); Mr. Alexos: $8,264,541 (including $1,889,569 of PRSUs for the annual grant and $6,374,971 for the one-time equity grant); Mr. Ebling: $7,049,181 (including $1,611,706 of PRSUs for the annual grant and $5,437,476 for the one-time equity grant); Mr. Newell: $5,597,507 (including $722,529 of PRSUs for the annual grant and $4,874,978 for the one-time equity grant); and Mr. Petersohn: $5,222,509 (including $722,529 of PRSUs for the annual grant and $4,499,980 for the one-time equity grant).

(11)

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 14, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

(12)

Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2019, 2018 and 2017 that were paid in cash in 2020, 2019 and 2018, respectively. The amount for Mr. Petersohn has been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(13)	Amounts shown are described in the “All Other Compensation” table that follows.

All Other Compensation

Name of Executive Officer	401(k) Savings Contribution(1)	SERP Contribution(2)	Relocation(3)	Car Allowance(4)	Pension(5)	Severance(6)	Total Other Compensation
Don Casey	$18,200	$90,025	$—	$—	$—	$—	$108,225
Jorge Gomez	$3,910	$—	$52,789	$—	$—	$—	$56,699
Nick Alexos	$9,800	$—	$—	$—	$—	$351,893	$361,693
Keith Ebling	$18,200	$61,360	$—	$—	$—	$—	$79,560
Bill Newell	$18,200	$47,216	$210,342	$—	$—	$—	$275,758
Walter Petersohn	$—	$—	$35,198	$12,589	$9,328	$—	$57,115

(1)

Represents the 3% non-elective cash contributions and up to 3.5% of matching cash contributions by the Company into a 401(k) Savings Plan for U.S. NEOs up to the allowable statutory limit. For every dollar an employee contributes up to 6%, the employer will match 100% on the first 1% and 50% on the next 5%, for a total employer contribution opportunity of 6.5%. Mr. Gomez was eligible to receive an employer match, but not eligible to receive the contribution for 2019.

(2)

Represents Company credits for the 2019 plan year to the U.S. SERP, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Messrs. Gomez and Alexos were not eligible for credits in 2019. Additional information is provided below under “Non-Qualified Deferred Compensation.”

(3)

Represents amounts for relocation expenses incurred in 2019. The relocation amount for Mr. Gomez is related to his move from Dublin, OH to Charlotte, NC. The relocation amount for Mr. Newell is related to his move from York, PA to Charlotte, NC. The relocation amount for Mr. Petersohn is related to his move from Salzburg, Austria to Bensheim, Germany in 2019. For Mr. Petersohn, amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(4)	Represents payments for car leases. Amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

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(5)

Amount for Mr. Petersohn represents Company credits for the 2019 year to the German pension program, which is a defined contribution plan. Amounts have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(6)

Represents severance payment received by Mr. Alexos, which included amounts related to base salary and bonus he would have received had his employment continued through December 31, 2019, and lump sum amounts for the defined benefit plans, COBRA, attorney’s fees and a vacation payout.

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EXECUTIVE COMPENSATION TABLES

2019 Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Stock Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)
Donald M. Casey, Jr.
Incentive Compensation		444,000	1,110,000	1,942,500	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/12/2019	—	—	—	—	—	—	20,288	—	—	999,996
PRSUs	3/12/2019	—	—	—	26,780	40,576	81,152	—	—	—	2,222,991
Options	3/12/2019	—	—	—	—	—	—	—	84,500	49.29	1,000,054
One-Time Equity Grant
PRSU OM	3/12/2019	—	—	—	50,720	101,440	304,320	—	—	—	4,999,978
Jorge M. Gomez
Incentive Compensation		76,274	190,685	333,699	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	8/28/2019	—	—	—	—	—	—	10,151	—	—	525,010
PRSUs	8/28/2019	—	—	—	13,399	20,301	40,602	—	—	—	1,174,772
Options	8/28/2019	—	—	—	—	—	—	—	46,500	51.72	524,632
One-Time Equity Grant
RSUs	8/28/2019	—	—	—	—	—	—	57,463	—	—	2,971,986
PRSU OM	8/28/2019	—	—	—	33,836	67,672	203,016	—	—	—	3,499,996
Nicholas W. Alexos
Incentive Compensation		175,233	438,082	766,644	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/12/2019	—	—	—	—	—	—	8,622	—	—	424,978
PRSUs	3/12/2019	—	—	—	11,382	17,245	34,490	—	—	—	944,785
Options	3/12/2019	—	—	—	—	—	—	—	35,900	49.29	424,875
One-Time Equity Grant
PRSU OM	3/12/2019	—	—	—	21,556	43,112	129,336	—	—	—	2,124,990
Keith J. Ebling
Incentive Compensation		204,000	510,000	892,500	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/12/2019	—	—	—	—	—	—	7,354	—	—	362,479
PRSUs	3/12/2019	—	—	—	9,708	14,709	29,418	—	—	—	805,853
Options	3/12/2019	—	—	—	—	—	—	—	30,600	49.29	362,150
One-Time Equity Grant
PRSU OM	3/12/2019	—	—	—	18,386	36,772	110,316	—	—	—	1,812,492
William E. Newell
Incentive Compensation		136,920	342,300	599,025	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/12/2019	—	—	—	—	—	—	3,297	—	—	162,509
PRSUs	3/12/2019	—	—	—	4,352	6,594	13,188	—	—	—	361,264
Options	3/12/2019	—	—	—	—	—	—	—	13,700	49.29	162,139
One-Time Equity Grant
PRSU OM	3/12/2019	—	—	—	16,484	32,968	98,904	—	—	—	1,624,993
Walter Petersohn
Incentive Compensation		108,843	272,108	476,188	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/12/2019	—	—	—	—	—	—	3,297	—	—	162,509
PRSUs	3/12/2019	—	—	—	4,352	6,594	13,188	—	—	—	361,264
Options	3/12/2019	—	—	—	—	—	—	—	13,700	49.29	162,139
One-Time Equity Grant
PRSU OM	3/12/2019	—	—	—	15,216	30,432	91,296	—	—	—	1,499,993

64    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

(1)

Amounts shown represent threshold, target and maximum amounts for the 2019 Annual Incentive Plan. The maximum award under the 2019 Annual Incentive Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by 1.75. The amount in the “Threshold” column assumes the Company achieves the minimum performance levels required for a payout for each metric. Payments or deferrals made under the Annual Incentive Plan for 2019 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table For Fiscal Year ended December 31, 2019.” Refer to the “Compensation Discussion and Analysis—Determination of Annual Incentive Awards” for a description of the performance measures and criteria for payment of Non-Equity Incentive Plan Compensation. The amounts for Mr. Petersohn have been converted from Euros to U.S. dollars using the average rate of Euros to U.S. dollars for the relevant year.

(2)

These amounts represent the number of PRSUs that may vest depending on attainment of performance targets. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming the Company achieves the minimum performance levels required for a payment of shares for each metric. Performance targets and target awards are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.” RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

(3)

These amounts represent time based-vesting RSUs. RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients. The terms of these grants are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.”

(4)

The grant date fair value of RSUs and PRSUs, with the cumulative non-GAAP EPS metric, is the closing stock price on the date of grant. The grant date fair value of PRSUs with the market-based metric of TSR uses the Monte Carlo Simulation method. The grant date fair value of options uses the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are similar to those included in Note 14, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

DENTSPLY SIRONA INC. – Proxy Statement     65

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the stock option awards and stock awards outstanding as of December 31, 2019 for the NEOs:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Donald M. Casey, Jr.
Annual Equity Grants	27,167	54,333	81,500	56.37	3/6/2028
	—	84,500	84,500	49.29	3/12/2029
								28,384	1,606,251
								7,096	401,563
						11,827	669,271
								32,461	1,836,968
								8,115	459,228
						20,288	1,148,098
One-Time Equity Grants	—	40,800	40,800	56.37	3/6/2028
								7,096	401,563
								1,774	100,391
						55,881	3,162,306
								101,440	5,740,490

	27,167	179,633	206,800			87,996	4,979,675	186,366	10,546,452

Jorge M. Gomez
Annual Equity Grants	—	46,500	46,500	51.72	8/28/2029
								16,241	919,078
								4,060	229,755
						10,151	574,445
One-Time Equity Grants								67,672	3,829,558
						57,463	3,251,831

	—	46,500	46,500			67,614	3,826,276	87,973	4,978,392

Nicholas W. Alexos
Annual Equity Grants	25,400	12,700	38,100	57.57	10/10/2027
	11,534	23,066	34,600	56.37	3/6/2028
	—	35,900	35,900	49.29	3/12/2029
								12,063	682,645
								3,016	170,675
								13,796	780,716
								3,449	195,179
One-Time Equity Grants								43,112	2,439,708

	36,934	71,666	108,600			—	—	75,436	4,268,923

66    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Keith J. Ebling
Annual Equity Grants	25,400	12,700	38,100	57.57	10/10/2027
	9,867	19,733	29,600	56.37	3/6/2028
	—	35,900	30,600	49.29	3/12/2029
						17,804	1,007,528
								10,289	582,255
								2,572	145,549
						4,287	242,620
								11,767	665,895
								2,942	166,488
						7,354	416,163
One-Time Equity Grants								36,772	2,080,927

	35,267	63,033	98,300			29,445	1,666,311	64,342	3,641,114

William E. Newell
Annual Equity Grants	14,500	—	14,500	45.11	2/24/2024
	13,500	—	13,500	52.00	2/23/2025
	10,400	—	10,400	55.91	2/17/2026
	6,600	3,300	9,900	62.34	2/22/2027
	1,000	500	1,500	55.33	8/11/2027
	4,067	8,133	12,200	56.37	3/6/2028
	267	533	800	36.71	11/13/2028
	—	13,700	13,700	49.29	3/12/2029
						854	48,328
						1,925	108,936
						128	7,244
						290	16,411
								4,258	240,960
								1,064	60,212
						1,774	100,391
								312	17,656
								78	4,414
						130	7,357
								5,275	298,512
								1,319	74,642
						3,297	186,577
One-Time Equity Grants								32,968	1,865,659

	50,334	26,166	76,500			8,398	475,243	45,274	2,562,056

DENTSPLY SIRONA INC. – Proxy Statement     67

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Walter Petersohn
Annual Equity Grants	7,937	—	7,937	34.29	11/20/2022
	9,488	—	9,488	37.26	11/26/2023
	17,748	—	17,748	47.41	11/25/2024
	15,000	—	15,000	60.43	3/1/2026
	12,399	6,201	18,600	62.34	2/22/2027
	3,100	6,200	9,300	40.12	8/9/2028
	—	13,700	13,700	49.29	3/12/2029
						1,709	96,690
						1,603	90,714
						3,609	204,233
								3,425	193,821
								856	48,441
						1,427	80,773
								5,275	298,512
								1,319	74,642
						3,297	186,577
One-Time Equity Grants								30,432	1,722,147

	65,672	26,101	91,773			11,645	658,987	41,307	2,337,563

(1)

Except for Mr. Casey’s starting equity stock option grant, options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Mr. Casey’s one-time equity stock option grant of 40,800 has cliff vesting and is exercisable three years after the date of grant.

Expiration Date	Vesting Schedules
3/6/2028	Will vest on March 6, 2021

68    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Other options granted to Messrs. Casey, Gomez, Alexos, Ebling, Newell and Petersohn vest as follows, as applicable:

Expiration Date	Vesting Schedules
2/22/2027	The remaining one-third vested on February 22, 2020.
8/11/2027	The remaining one-third will vest on August 11, 2020.
10/10/2027	The remaining one-third will vest on October 10, 2020.
3/6/2028	One-third vested March 6, 2020 and the remaining one-third will vest March 6, 2021.
8/9/2028	One-third will vest August 9, 2020 and one-third will vest August 9, 2021.
11/13/2028	One-third will vest November 13, 2020 and one-third will vest November 13, 2021.
3/12/2029	One-third vested March 12, 2020, one-third will vest March 12, 2021 and one-third will vest March 12, 2022.
8/28/2029	One-third will vest August 28, 2020, one-third will vest August 28, 2021 and one-third will vest August 28, 2022.

Options granted to Mr. Alexos on March 12, 2019 will vest as follows:

Expiration Date	Vesting Schedules
3/12/2029	One-third vested March 12, 2020, one-third will vest March 12, 2021 and one-third will forfeit November 24, 2021.

(2)

The Company’s stock options are typically approved at the Board meeting in February each year, with a grant date that is generally three trading days after the Company’s report of financial results on Form 10-K for the prior year.

(3)	Stock options generally expire ten years after the grant date.

(4)	RSUs restrictions lapse and the units convert to shares of stock based on the schedules below, except that they become immediately vested upon death, disability or qualified retirement, as applicable.

Mr. Casey’s RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
3/6/2018	Annual equity grant of RSUs vested one-third March 6, 2020 and the remaining one-third will vest on March 6, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2020, one-third will vest March 12, 2021 and one-third will vest March 12, 2022.
3/6/2018	One-time equity grant of RSUs vested 25% on March 6, 2020 and the remaining 50% will vest on March 6, 2021.

Mr. Gomez’s RSUs with the following grant date will vest as indicated below:

Grant Date	Vesting Schedules
8/28/2019	Equity grant of RSUs will vest one-third August 28, 2020, one-third will vest August 28, 2021 and one-third will vest August 28, 2022.
8/28/2019	One-time equity grant of RSUs will vest one-third August 28, 2020, one-third August 28, 2021 and one-third will vest August 28, 2022.

DENTSPLY SIRONA INC. – Proxy Statement     69

EXECUTIVE COMPENSATION TABLES

For Mr. Ebling, RSU with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
10/10/2017	RSUs will vest on October 10, 2020.
3/6/2018	Annual equity grant of RSUs vested one-third March 6, 2020 and the remaining one-third will vest on March 6, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2020, one-third will vest March 12, 2021 and one-third will vest March 12, 2022.

For Mr. Newell, PRSUs granted on February 22, 2017 and August 11, 2017 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/22/2017	RSUs vested on February 22, 2020.
8/11/2017	RSUs will vest on August 11, 2020.
3/6/2018	Annual equity grant vested one-third on March 6, 2020 and one-third will vest on March 6, 2021.
11/13/2018	Equity grant of RSUs will vest one-third November 13, 2020 and one-third will vest on November 13, 2021
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2020, one-third will vest March 12, 2021 and one-third will vest March 12, 2022.

For Mr. Petersohn, PRSUs granted on February 22, 2017 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
11/25/2014	RSUs vested on January 1, 2020.
2/22/2017	RSUs vested on February 22, 2020.
8/9/2018	Annual equity grant vested one-third on August 9, 2020 and one-third will vest on August 9, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2020, one-third will vest March 12, 2021 and one-third will vest March 12, 2022.

(5)	The market value represents the number of RSUs granted, multiplied by the December 31, 2019 stock closing market price of $56.59.

(6)

Includes annual PRSU grants at target (prior to attainment), which are subject to three (3) year cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known, and that a performance objective is met, except that they become immediately vested upon death or disability. PRSUs are shown at the target amount for the grants made March 6, 2018, August 9, 2018, November 13, 2018, March 12, 2019 and August 28, 2019, as applicable. For Mr. Alexos, the annual PRSUs of 13,796 and 3,449 granted March 12, 2019 will be prorated from March 12, 2019 to November 24, 2021 and adjusted when attainment is known.

Mr. Casey’s one-time PRSUs of 7,096 and 1,774 granted March 6, 2018 are subject to three (3) year cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known, and that a performance objective is met, except that they become immediately vested upon death or disability.

The other one-time PRSU grants are based on the achievement of certain adjusted operating margin targets during a performance period commencing on January 1, 2019 and ending on December 31, 2022 (“2019 Operating Margin Transformation Incentive Plan PRSU Awards”). For Mr. Alexos, the one-time PRSUs will be prorated from January 1, 2019 to November 30, 2019 if certain adjusted operating margin targets are met during the applicable period.

(7)	The market value represents the number of PRSUs granted at the target amount, multiplied by the December 31, 2019 stock closing market price of $56.59.

70    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Options Exercised and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2019.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald M. Casey, Jr.	—	—	24,747	1,181,669
Jorge M. Gomez	—	—	—	—
Nicholas W. Alexos	—	—	31,478	1,778,621
Keith J. Ebling	—	—	2,162	103,236
William E. Newell	55,000	931,372	4,540	202,420
Walter Petersohn	—	—	3,418	149,529

(1)	The dollar amounts shown are based on the fair market value of our common stock on the date of exercise. Messrs. Casey, Gomez, Alexos, Ebling and Petersohn did not exercise stock options in 2019.

(2)	The amounts shown are calculated based on the closing price of a share of common stock on Nasdaq on the date of vesting. Mr. Gomez did not have any stock awards vest in 2019.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance(4) ($)
Donald M. Casey, Jr.	Supplemental Executive Retirement Plan	—	90,025	70,980	—	295,286
Jorge M. Gomez(5)	Supplemental Executive Retirement Plan	—	—	—	—	—
Nicholas W. Alexos	Supplemental Executive Retirement Plan	—	—	33,233	—	96,104
Keith J. Ebling	Supplemental Executive Retirement Plan	—	61,360	35,052	—	162,726
William E. Newell	Supplemental Executive Retirement Plan	—	47,216	222,805	—	689,241
Walter Petersohn(5)	Supplemental Executive Retirement Plan	—	—	—	—	—

(1)	The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2019. They are included in the “All Other Compensation” column in the Summary Compensation Table.

(3)

Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividend equivalents, with stock units being distributed in the form of common stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2019. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year ended December 31, 2019. Earnings are not reported to the Internal Revenue Service until withdrawn.

DENTSPLY SIRONA INC. – Proxy Statement     71

EXECUTIVE COMPENSATION TABLES

(4)

The aggregate balances represent the vested balance at the end of 2019 for Mr. Newell. The aggregate balance for Messrs. Casey and Ebling represents the 2019 contribution, in which they were 0% vested at of the end of 2019 based on their years of service. Mr. Alexos is 40% vested in the aggregate balance at the end of 2019 based on his years of service and additional vesting for years 2020 and 2021.

(5)	Mr. Gomez is not eligible to receive a SERP contribution for 2019 based on his time in role. Mr. Petersohn is not eligible to participate in the U.S. SERP.

The table below discloses potential distributions of the SERP for the NEOs as if they had been terminated as of December 31, 2019:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Donald M. Casey, Jr.(1)	—	—	307,342	307,342	307,342	295,286
Jorge M. Gomex(2)			—	—	—	—
Nicholas W. Alexos(3)	—	—	—	130,352	—	—
Keith J. Ebling(4)	—	—	164,293	164,293	164,293	162,726
William E. Newell(5)	689,241	689,241	851,296	851,296	851,296	689,241
Walter Petersohn(6)	—	—	—	—	—	—

(1)

Mr. Casey would be entitled to additional contributions to the plan for the years 2020 and 2021, if he terminated his employment with the Company with Good Reason or was terminated by the Company without Cause. Mr. Casey would be entitled to additional contributions to the plan for the years 2020 and 2021 if there was a change in control of the Company. Estimated contributions for 2020 and 2021 are based on Mr. Casey’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2020, the $285,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

(2)	Mr. Gomez is not eligible to receive a SERP contribution for 2019 based on his time in role.

(3)

Mr. Alexos’s vested SERP account balance was $38,442 as of December 31, 2019, since he was entitled to two years of additional vesting upon his termination from the Company. Mr. Alexos has elected to receive the SERP account distribution in a lump sum payment, which will occur no earlier than 6 months after his termination. Upon termination, Mr. Alexos also received a lump sum cash amount of $91,910 for two years of SERP, which was calculated on his base salary and target bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2019, the $280,000 maximum salary multiplied by 6.5% Company contribution).

(4)

Mr. Ebling would be entitled to additional contributions to the plan for the years 2020 and 2021, if he was terminated by the Company without Cause. Mr. Ebling would be entitled to additional contributions to the plan for the years 2020 and 2021 if there was a change in control of the Company. Estimated contributions for 2020 and 2021 are based on Mr. Ebling’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2020, the $285,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

(5)

Mr. Newell’s SERP account balance was $689,241 as of December 31, 2019. He would be entitled to additional contributions to the plan for the years 2020 and 2021, if he terminated his employment with the Company with Good Reason or was terminated by the Company without Cause. Mr. Newell would be entitled to additional contributions to the plan for the years 2020 and 2021 if there was a change in control of the Company. Estimated contributions for 2020 and 2021 are based on Mr. Newell’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2020, the $285,000 maximum salary multiplied by 6.5% Company contribution). He has elected to receive his SERP account distribution in a lump sum payment.

(6)	Mr. Petersohn is not eligible to participate in the U.S. SERP.

72    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control

Dentsply Sirona entered into employment agreements or offer letters with all of the NEOs who were in office at the end of 2019. Following is a discussion of the material terms of such NEOs’ employment agreements or offer letters for our NEOs employed at the end of 2019:

GENERAL TERMS

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit
Donald M. Casey Jr.	2/12/2018	3 years and 24 month renewals unless terminated	$925,000 (annual base salary, subject to periodic review)	“Make- whole” cash payment of $500,000	120% target bonus pro-rated for length of service in 2018	Annual equity incentive compensation of $4,000,000 grant date fair value annually for fiscal years commencing during the term of employment.	Participation in Company plans.	2 years
Jorge M. Gomez	8/1/2019	N/A	$725,000 (subject to annual review)	Signing bonus of $500,000; “Make- whole” cash payment of $600,000	75% target bonus pro-rated for length of service in 2019

Annual equity incentive awards with target of $2,100,000 grant date fair value, the final value, type, and terms of which will be determined by compensation committee of the Board

For 2019, $3,000,000 grant date fair value in time-based RSUs; and $3,500,000 grant date fair value in PRSUs

							Participation in Company plans.	2 years
Nicholas W. Alexos(1)	10/10/2017	1 year and 12 month renewals unless terminated	$600,000 (subject to annual review)	N/A	75% target bonus pro-rated for length of service in 2017	Equity incentive awards, the value, type, and terms of which will be determined by compensation committee of the Board	Participation in Company plans.	2 years
Keith J. Ebling	10/10/2017	1 year and 12 month renewals unless terminated	$680,000 (subject to annual review)	N/A	75% target bonus pro-rated for length of service in 2017	Equity incentive awards, the value, type, and terms of which will be determined by compensation committee of the Board	Participation in Company plans.	2 years
William E. Newell	7/1/2017	12 month renewals unless terminated	$475,000 (subject to annual review)	N/A	70% target bonus	Equity incentive awards, the value, type, and terms of which will be determined by compensation committee of the Board	Participation in Company plans.	2 years
Walter Petersohn	11/1/2019	N/A	€380,000 (subject to annual review)	N/A	65% target bonus	Eligible for participation in Company equity incentive plans, under which grants are made at discretion of the Board	Company car; voluntary retirement pension	2 years

(1)	Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

DENTSPLY SIRONA INC. – Proxy Statement     73

EXECUTIVE COMPENSATION TABLES

Payments Upon Termination and/or Change of Control

Below is a summary of potential payments owed to the NEOs upon termination and/or change in control pursuant to their respective employment agreements or offer letters, as applicable, in connection with any applicable Company plan or plans. According to the employment agreements or offer letters, as applicable, of Messrs. Casey, Ebling and Newell, all such payments except for those listed under “Payments Made Upon Termination” below are subject to the signing and not revoking of a general release of claims. Additionally, in the case of Messrs. Casey and Ebling, payments listed under “Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause” and those listed under “Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause” are additionally subject to the signing and not revoking of a separation agreement on or before the 50th day following separation from service. Finally, in the case of Mr. Gomez, payments listed under “Payments Made Upon Termination by the Company without Cause” are subject to the signing and not revoking of a general release of claims.

Payments Made Upon Termination

Each NEO (except with respect to (2) below, which shall only apply to Messrs. Casey, Ebling and Newell) would be entitled to receive amounts previously earned and unpaid during his or her employment, regardless of the reason for the termination of employment. Those amounts include:

(1)	any unpaid portion of the executive’s annual base salary earned through the date of termination;

(2)	any earned but unpaid annual incentive payout for the prior fiscal year, except in the case of a termination of executive’s employment for Cause;

(3)	any reasonable travel and business expenses incurred in the performance of such executive’s duties to the Company;

(4)	any amounts or benefits accrued under any employee benefit plans, programs or arrangements, payable in accordance with the terms thereof, including:

(a)	vested stock options could be exercised within 90 days of termination;

(b)	lump sum distributions would be made for amounts accrued and vested through the 401(k) Savings and ESOP;

(c)	distributions would be made for amounts accrued and vested through the SERP and SSP; and

(5)	any accrued but unused paid time off.

Payments Made Upon Retirement

In addition to the items listed above, each NEO would be entitled to the following in the event of a “qualified retirement.” Under the Omnibus Plan (which defines “qualified retirement” as age 65):

(1)	Awards with only a time qualification for vesting will fully vest on the date of retirement;

(2)	Awards having any performance criteria will fully vest at target on the date of retirement; and

(3)	Options will fully vest on the date of retirement.

Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause

If any of Messrs. Casey, Ebling or Newell resigns with Good Reason, or are terminated by the Company without Cause or the term of the employment agreement is not renewed, such NEO would be entitled during the Termination Period (as defined below), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to two (2) times the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice (bi-weekly salary and lump sum bonus payments in February of the following year);

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)

equity awards which are outstanding as of the date of termination will remain outstanding, continue to vest for a period of twenty-four (24) months following the date of termination, and remain exercisable until the earlier of ninety

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EXECUTIVE COMPENSATION TABLES

(90) days following the twenty-four (24) month anniversary after the date of termination or the date such equity award would have expired had such executive remained in continuous employment;

(4)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(5)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination;

(6)	twenty-four (24) months of additional service credit under any applicable pension plan (to the extent not covered by (7) below); and

(7)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan; and

(8)

with respect only to Messrs. Casey and Ebling, outplacement services commensurate with those customarily provided to senior executive officers through a vendor mutually selected by the Company and Executive during the eighteen (18) months following termination or, if earlier, until he secures employment.

“Termination Period” shall mean the period beginning on the date of termination and ending on the earlier of (i) the second anniversary of the date of such termination, or (ii) the date on which the executive first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation).

Payments Made Upon Termination by the Company without Cause

If Mr. Gomez is terminated by the Company without Cause, Mr. Gomez would be entitled during the period beginning on the date of termination and ending on the earlier of (i) the first anniversary of the date of such termination, or (ii) the date on which the executive first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice (bi-weekly salary and lump sum bonus payments in February of the following year); and

(2)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical and dental coverage in effect on the date of termination under the Company’s group healthcare plans (assuming such benefits are provided by the Company at the time of termination) pursuant to COBRA for up to twelve (12) months following the date of termination.

The Company may terminate Mr. Petersohn for any reason upon 15 months’ notice and may release him from any duties after such notice so long as his salary and other leave entitlements are provided up through the end of the notice period.

Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause

If, within two (2) years after a change in control (as defined in the applicable employment agreements), any of Messrs. Casey, or Newell terminates employment with Good Reason, or, in the case of Messrs. Casey, Ebling and Newell, the Company terminates employment without Cause, Messrs. Casey, Ebling and Newell will receive, in addition to the payments and benefits set forth above under “Payments Made Upon Termination,” and in lieu of the payments and benefits described under “Payments Made Upon Termination with Good Reason by the Executive Officer, or Termination by the Company without Cause” the following:

(1)	lump sum payment equal to two (2) times, with respect to Messrs. Ebling and Newell, the sum of (A) the then current annual salary plus (B) the target bonus;

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EXECUTIVE COMPENSATION TABLES

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year);

(3)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(4)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to executive than the cost immediately prior to the date of termination;

(5)	twenty-four (24 months, with respect to Messrs. Ebling and Newell, of additional service credit under any applicable pension plan (to the extent not covered by (6) below); and

(6)

with respect to any defined contribution plan in which such executive participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on such executive’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of such executive’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

Termination Upon Death

If Messrs. Casey, Newell or Ebling separates from the Company due to death, such NEO’s estate or beneficiaries would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following (other than, with respect to Mr. Casey only, (1) and (4) below, which do not apply):

(1)	lump sum payment equal to the executive’s annual base salary as in effect on the date of death;

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (March of the following year);

(3)	outstanding equity awards will vest in full as of the date of termination, with any performance-based awards vesting at the greater of target or actual performance through the date of termination; and

(4)

contributions would be made to the 401(k) Savings and Employee Stock Ownership Plan, deferred compensation allowance and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

Termination Upon Disability

If Messrs. Casey, Ebling or Newell separates from the Company due to disability, such NEO would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year); and

(2)	outstanding equity awards will vest in full as of the date of termination, with any performance-based awards vesting at the greater of target or actual performance through the date of termination.

Certain Adjustments in Payments to Named Executive Officers

If any payment or benefit as described above due under the employment agreements or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the following applies for Messrs. Casey, Ebling and Newell:

(1)

the amounts otherwise payable and benefits otherwise due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code, whichever of the foregoing amounts, taking into account the

76    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Internal Revenue Code, results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding in the case of (i) above that some portion of the value of such payments or benefits may be non-deductible under Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Internal Revenue Code.

(2)

In general, in the event that the payments and/or benefits are to be reduced pursuant to (1)(ii) above, such payments and benefits will be reduced such that the reduction of cash compensation to be provided to the executive is minimized.

Estimated Payments Payable to a NEO Upon Termination or a Change in Control

The following tables contain estimated potential payments that may be due to a NEO should termination of employment or a change in control occur. These amounts assume that the date of termination was December 31, 2019 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The common stock price was assumed to remain at $56.59 per share, the closing price on December 31, 2019, the last trading day of fiscal year 2019. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount an NEO would receive upon termination of employment under the applicable circumstances. Actual amounts to be paid may differ and can only be determined in the event of and at the time of an executive officer’s termination of employment. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and which have been reported in previous sections of this proxy:

•	amounts previously earned under the Company’s non-equity annual incentive plans; and

•	the exercise of outstanding vested options (reported in the “Outstanding Equity Awards at Fiscal Year End” table).

Donald M. Casey Jr.

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	1,850,000	1,850,000		1,850,000		—
Non Equity Incentive Compensation Plan	2,220,000	2,220,000		2,220,000		—
Stock Options	432,163	432,163		637,779		637,779
Stock Awards & Dividends	7,197,276	7,197,276	(1)	9,890,004	(1)	9,890,004
401(k)	37,050	37,050		37,050		—
Supplemental Executive Retirement Plan	307,342	307,342		307,342		295,286
Medical, Dental and Vision Insurances	34,922	34,922		34,922		—
Short and Long Term Disability Insurance	1,410	1,410		1,410		—
Basic Life and Accidental Death and Dismemberment Insurance	1,992	1,992		1,992		1,000,000
Total	12,082,155	12,082,155		14,980,499		11,823,069

(1)

Subject to the performance conditions being met, Mr. Casey’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest. See the 2019 Grants of Plan-Based Awards on page 64 and see “One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards” on page 54.

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EXECUTIVE COMPENSATION TABLES

Jorge M. Gomez

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	—	725,000		—		—
Non Equity Incentive Compensation Plan	—	543,750		—		—
Stock Options	—	75,485		226,455		226,455
Stock Awards & Dividends	—	1,277,837	(1)	4,984,518	(1)	4,984,518
401(k)	—	—		—		3,910
Supplemental Executive Retirement Plan	—	—		—		—
Medical, Dental and Vision Insurances	—	24,569		—		—
Short and Long Term Disability Insurance	—	705		—		—
Basic Life and Accidental Death and Dismemberment Insurance	—	996		—		1,000,000
Total	—	2,648,342		5,210,973		6,214,883

(1)

Subject to the performance conditions being met, Mr. Gomez’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest. See the 2019 Grants of Plan-Based Awards on page 64 and see “One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards” on page 54.

Keith J. Ebling

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	1,360,000	1,360,000		1,360,000		680,000
Non Equity Incentive Compensation Plan	1,020,000	1,020,000		1,020,000		—
Stock Options	153,261	153,261		227,721		227,721
Stock Awards & Dividends	2,285,168	2,285,168	(1)	3,261,286	(1)	3,261,286
401(k)	37,050	37,050		37,050		—
Supplemental Executive Retirement Plan	164,293	164,293		164,293		162,726
Medical, Dental and Vision Insurances	53,118	53,118		53,118		—
Short and Long Term Disability Insurance	1,410	1,410		1,410		—
Basic Life and Accidental Death and Dismemberment Insurance	1,992	1,992		1,992		1,000,000
Total	5,076,292	5,076,292		6,126,870		5,331,733

(1)

Subject to the performance conditions being met, Mr. Ebling’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest. See the 2019 Grants of Plan-Based Awards on page 64 and see “One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards” on page 54.

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EXECUTIVE COMPENSATION TABLES

William E. Newell

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	978,000	978,000		978,000		489,000
Non Equity Incentive Compensation Plan	684,600	684,600		684,600		—
Stock Options	79,689	79,689		113,025		113,025
Stock Awards & Dividends	859,763	859,763	(1)	1,297,358	(1)	1,297,358
401(k)	37,050	37,050		37,050		—
Supplemental Executive Retirement Plan	162,055	162,055		162,055		—
Medical, Dental and Vision Insurances	53,118	53,118		53,118		—
Short and Long Term Disability Insurance	1,410	1,410		1,410		—
Basic Life and Accidental Death and Dismemberment Insurance	1,462	1,462		1,462		1,000,000
Total	2,857,147	2,857,147		3,328,078		2,899,383

(1)

Subject to the performance conditions being met, Mr. Newell’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest. See the 2019 Grants of Plan-Based Awards on page 64 and see “One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards” on page 54.

Walter Petersohn

	Termination by Employee with Good Reason ($)	Termination by Company without Cause or Expiration of Term ($)		Termination After Change in Control ($)		Death ($)
Salary	—	523,284		—		—
Non Equity Incentive Compensation Plan	—	340,134		—		—
Stock Options	—	168,787		202,124		202,124
Stock Awards & Dividends	—	1,036,409	(1)	1,474,004	(1)	1,474,004
Pension Plan	—	69,958		—		—
Total	—	2,138,572		1,676,128		1,676,128

(1)

Subject to the performance conditions being met, Mr. Petersohn’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest. See the 2019 Grants of Plan-Based Awards on page 64 and see “One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards” on page 54.

All amounts for Mr. Petersohn have been converted from Euros to U.S. dollars using the average conversion rate of Euros to U.S. dollars for the relevant year.

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EXECUTIVE COMPENSATION TABLES

Payments Made to Mr. Alexos Upon Resignation

Nicholas W. Alexos

The resignation of Mr. Alexos was effective as of November 26, 2019. The following is a summary of actual termination benefits for Mr. Alexos in connection with his departure.

Termination by Company without Cause ($)
Salary	1,300,000
Non Equity Incentive Compensation Plan	975,000
Stock Options	179,788
Stock Awards & Dividends(1)	3,406,951
401(k)	36,400
Supplemental Executive Retirement Plan	91,910
Medical, Dental and Vision Insurances	46,728
Total	6,036,777

(1)

Subject to the performance conditions being met, Mr. Alexos’ 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest. See the 2019 Grants of Plan-Based Awards on page 64 and see “One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards” on page 54.

CEO Pay Ratio Disclosure

With a substantive restructuring-related change to the employee population in 2019, a new median employee was selected for purposes of determining the CEO Pay Ratio. As permitted under the SEC rules, in 2019, we used annual gross wages as our consistently applied compensation measure to determine our median employee who was located in the United States. We selected a determination date of December 31, 2019 to determine our employee workforce. We annualized pay for those who commenced work during 2019. We used a valid statistical sampling methodology to identify the median gross wages. Then, we identified employees who we expected were paid within a 2% range of that median value. We selected the median employee from that group and determined their total compensation was $50,861 in 2019.

Mr. Casey’s total compensation for the fiscal year ended December 31, 2019 as shown on the Summary Compensation Table on page 61 was $11,366,243, which included an actual base salary of $925,000, annual incentive plan amount of $1,110,000, defined contributions of $108,225, annual equity with the grant date fair value of $4,223,040 and a 2019 Operating Margin Transformation Incentive Plan PRSU Award with a grant date fair value of $4,999,978. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 223 to 1.

As noted above, Mr. Casey’s total compensation in fiscal year 2019 included a significant one-time compensation award totaling $4,999,978 (the 2019 Operating Margin Transformation Incentive Plan PRSU Award). The Committee does not currently intend to grant a similar one-time equity award in the future. Excluding the one-time compensation award, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees would have been 125 to 1.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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PRINCIPAL BENEFICIAL OWNERS OF SHARES

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 23, 2020 (unless otherwise indicated) held by (i) the NEOs, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding common stock, based on 219,026,144 shares of common stock outstanding as of such date. The business address for each of our directors and executive officers listed below is c/o DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277.

Name	Total Shares Beneficially Owned(1)		Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	25,798,859	(2)	11.59%
Generation Investment Management LLP, 20 Air Street, 7th floor, London, United Kingdom W1B 5AN	16,223,796	(3)	7.3%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	15,617,467	(4)	7.0%
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	11,213,708	(5)	5.0%
Donald M. Casey Jr.	157,850	(6)	*
Jorge M. Gomez	0	(7)	*
Nicholas W. Alexos	164,265	(8)	*
Keith J. Ebling	63,277	(9)	*
William E. Newell	86,628	(10)	*
Walter Petersohn	106,623	(11)	*
Dr. Michael C. Alfano	65,622	(12)	*
Eric K. Brandt	91,346	(13)	*
Willie A. Deese	69,908	(14)	*
Betsy D. Holden	15,350	(15)	*
Arthur D. Kowaloff	59,651	(16)	*
Harry M. Jansen Kraemer Jr.	143,364	(17)	*
Gregory T. Lucier	10,000	(18)	*
Francis J. Lunger	82,342	(19)	*
Leslie F. Varon	12,630	(20)	*
Janet S. Vergis	0	(21)	*
Directors and Executive Officers as a Group (21 persons)	1,153,845		0.53%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 23, 2020 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

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PRINCIPAL BENEFICIAL OWNERS OF SHARES

(2)

The ownership of shares for The Vanguard Group, Inc. is based on information contained in (i) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 12, 2020 for the period ended December 31, 2019 and consists of 25,798,859 shares of common stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities.

(3)

The ownership of shares for Generation Investment Management LLP is based on information contained in (i) the Schedule 13G/A filed by Generation Investment Management LLP. on February 14, 2020 for the period ended December 31, 2019 and consists of 16,223,796 shares of common stock of the Company beneficially owned by Generation Investment Management LLP and/or certain other non-reporting entities.

(4)

The ownership of shares for BlackRock, Inc. is based on information contained in (i) the Schedule 13G/A filed by BlackRock, Inc. on February 5, 2020 for the period ended December 31, 2019 and consists of 15,617,467 shares of common stock of the Company beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities.

(5)

The ownership of shares for Artisan Partners Limited Partnership is based on information contained in (i) the Schedule 13G/A filed by BlackRock Inc. on February 5, 2020 for the period ended December 31, 2019 and consists of 15,617,467 shares of common stock of the Company beneficially owned by BlackRock Inc. and/or certain other non-reporting entities.

(6)

This number includes 37,625 shares held direct by Mr. Casey; 32,500 shares held by a family trust; 82,501 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020, and 5,224 shares that could be acquired pursuant to the SERP upon Mr. Casey’s retirement or termination from the Company.

(7)	Mr. Gomez’s ownership balance is zero (0).

(8)

This number includes 2,121 shares held direct by Mr. Alexos; 50,000 shares held by a family trust; 50,000 shares held by a revocable trust; 60,443 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020, and 1,701 shares that could be acquired pursuant to the SERP upon Mr. Alexos’ retirement or termination from the Company. Mr. Alexos served as Executive Vice President and Chief Financial Officer until August 2019 at which time he was succeeded by Mr. Gomez.

(9)

This number includes 4,862 shares held direct by Mr. Ebling; 203 shares held by a family trust; 55,334 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020, and 2,878 shares that could be acquired pursuant to the SERP upon Mr. Ebling’s retirement or termination from the Company.

(10)

This number includes 9,604 shares held direct by Mr. Newell; 2,567 shares allocated to the Company ESOP account of Mr. Newell; 62,268 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and 12,199 shares that could be acquired pursuant to the SERP upon Mr. Newell’s retirement or termination from the Company.

(11)	This number includes 30,183 shares held direct by Mr. Petersohn and 76,440 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020.

(12)

This number includes 10,122 shares held direct by Dr. Alfano; 55,500 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and zero shares of restricted stock units that will vest within 60 days of March 23, 2020.

(13)

This number includes 10,356 shares held direct by Mr. Brandt; 5,400 shares held by the Brandt Family Trust; 67,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; zero shares of restricted stock units that will vest within 60 days of March 23, 2020; and 6,522 shares of restricted stock units and 1,468 shares that could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(14)

This number includes 11,908 shares held direct by Mr. Deese; 58,000 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and zero shares of restricted stock units that will vest within 60 days of March 23, 2020.

(15)

This number includes 2,720 shares held direct by Ms. Holden; 10,300 shares that could be acquired by Ms. Holden pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and 2,330 restricted stock units that will vest when Ms. Holden ceases to be a Board member.

82    DENTSPLY SIRONA INC. – Proxy Statement

PRINCIPAL BENEFICIAL OWNERS OF SHARES

(16)

This number includes 38,051 shares held direct by Mr. Kowaloff; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020, and zero restricted stock units that will vest within 60 days of March 23, 2020.

(17)

This number includes 121,764 shares held direct by Mr. Kraemer; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and zero restricted stock units that will vest when Mr. Kraemer ceases to be a Board member.

(18)

This number includes 10,000 shares held direct by Mr. Lucier; zero shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and zero shares of restricted stock units that will vest within 60 days of March 23, 2020.

(19)

This number includes 13,040 shares held direct by Mr. Lunger; 55,500 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020 and zero shares of restricted stock units that will vest within 60 days of March 23, 2020; and 3,152 shares of restricted stock units and 10,650 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.

(20)

This number includes 10,300 shares that could be acquired by Ms. Varon pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and 2,330 shares of restricted stock units that will vest when Ms. Varon ceases to be a Board member.

(21)

This number includes zero shares that could be acquired by Ms. Vergis pursuant to the exercise of stock options exercisable within 60 days of March 23, 2020; and zero shares of restricted stock units that will vest when Ms. Vergis ceases to be a Board member.

DENTSPLY SIRONA INC. – Proxy Statement     83

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2019, the Audit and Finance Committee was comprised of three to four directors, all of whom were independent as defined by the listing standards of The Nasdaq Global Select Market. From January 2019 until the date of the 2019 annual meeting, the Audit and Finance Committee was comprised of Ms. Leslie F. Varon, Mr. Francis J. Lunger and Mr. David K. Beecken. Mr. Beecken did not stand for re-election at the 2019 annual meeting at which time Mr. Gregory T. Lucier was appointed to the Audit and Finance Committee. Additionally, in December 2019 Ms. Janet S. Vergis was appointed to the Audit and Finance Committee.

In addition, Ms. Varon, Mr. Beecken, Mr. Lucier and Mr. Lunger were designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit and Finance Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit and Finance Committee and the Board and amended as determined appropriate.

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit and Finance Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit and Finance Committee’s responsibility is to oversee these processes.

In this context, the Audit and Finance Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit and Finance Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB.

In addition, the Audit and Finance Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

The Audit and Finance Committee discussed with PwC the overall scope and plans for their audits. The Audit and Finance Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit and Finance Committee’s discussions with management and PwC and the Audit and Finance Committee’s review of the representations of management and the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2019 filed with the SEC.

Respectfully submitted,

THE AUDIT AND FINANCE COMMITTEE

Leslie F. Varon, Chair

Gregory T. Lucier(1)

Francis J. Lunger

Janet S. Vergis

(1)	Mr. Lucier served on the Audit and Finance Committee until March 2, 2020.

84    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2020.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2019 and 2018 (in thousands):

	2019 ($)	2018 ($)
Audit fees(1)	6,888	7,553
Audit-related fees(2)	263	995
Tax fees(3)	5,046	6,136
All other fees(4)	5	1
Total	12,202	14,685

(1)

Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)	All other fees were for access to certain research services of PwC.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Audit and Finance Committee at its next meeting. Management makes a presentation to the Audit and Finance Committee (or the Chairman of the Audit and Finance Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit and Finance Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee in accordance with its procedures.

DENTSPLY SIRONA INC. – Proxy Statement     85

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast at the meeting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of voting on the proposal.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent auditor. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2020.

86    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3:

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this Proxy Statement. This proposal is also referred to as the “Say-on-Pay” vote, which we currently hold annually and expect to present to the stockholders again at our 2020 annual meeting.

The Human Resources Committee has overall responsibility for evaluating and determining the Company’s executive compensation. In 2019, all of the members of the Board approved the compensation of Mr. Casey, the Chief Executive Officer of the Company. The Human Resources Committee was during 2019, and is currently, comprised solely of independent directors. The Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement provides an extensive description of the process and substance of the activity of the Human Resources Committee in determining executive compensation generally and for 2019.

Dentsply Sirona’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans.

Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our NEO’s pay to performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity-based programs. Our performance-based annual incentive program rewards short-term performance, while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual incentive program and, as applicable, under our equity incentive awards, focus on objectives that the Human Resources Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, RSUs and PRSUs more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and RSU.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Human Resources Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

DENTSPLY SIRONA INC. – Proxy Statement     87

PROXY ITEM NO. 3: NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Although the advisory vote is non-binding and will not require the Company to take any action, the Human Resources Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the approval of the above resolution and the Company’s executive compensation.

88    DENTSPLY SIRONA INC. – Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2019 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	3.8 million	$50.02	27.0 million
Equity Compensation Plans not approved by security holders	—	—	—
Total

DENTSPLY SIRONA INC. – Proxy Statement     89

OTHER MATTERS

Nominating Candidates for Election to the Board or Proposing Other Business to be brought before the Annual Meeting

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.

Additionally, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, will be permitted to nominate and include in the Company’s proxy materials for its Annual Meeting of Stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that such request for nomination and inclusion be submitted to the Secretary of the Company not less than 120 days and not more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting, and provided further that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in ARTICLE I, Section 12a of the Company’s Fifth Amended and Restated By-Laws.

Householding of Proxy Materials

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, for those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, the Notice of Annual Meeting, Proxy Statement and the 2019 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and the 2019 Annual Report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding and have requested to receive proxy materials in printed form by mail will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of

90    DENTSPLY SIRONA INC. – Proxy Statement

OTHER MATTERS

Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and 2019 Annual Report and any accompanying documents, or if you hold Dentsply Sirona stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank, trustee or other holder of record.

We strongly encourage your participation in the householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Incorporation by Reference

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement titled “Human Resources Committee Report” and “Report of the Audit and Finance Committee” are not so incorporated unless specifically otherwise provided in any such filing.

Solicitation of Proxies

Dentsply Sirona will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. Dentsply Sirona has retained the services of Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies for an estimated fee of $15,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. Dentsply Sirona will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. Dentsply Sirona will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

By Order of the Board of Directors

Keith J. Ebling

Executive Vice President, General Counsel and Secretary

April 7, 2020

DENTSPLY SIRONA INC. – Proxy Statement     91

APPENDIX A

Reconciliation of Non-GAAP Information to

GAAP Information

Net Sales / Net Sales, Excluding Precious Metal Content

Management believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

The presentation of net sales, excluding precious metal content, is considered a measure not calculated in accordance with GAAP, and is therefore considered a non-GAAP measure. The Company provides the following reconciliation of net sales to net sales, excluding precious metal content. The Company’s definitions and calculations of net sales, excluding precious metal content, and other operating measures derived using net sales, excluding precious metal content, may not necessarily be the same as those used by other companies.

	Year Ended December 31,
(in millions, except percentage amounts)	2019	2018	$ Change	% Change

Net sales	$4,029.2	$3,986.3	$(42.9)	1.1%
Less: Precious metal content of sales	41.1	37.2	(3.9)	10.5%
Net sales, excluding precious metal content	$3,988.1	$3,949.1	$(39.0)	1.0%

	Year Ended December 31,
(in millions, except percentage amounts)	2018	2017	$ Change	% Change

Net sales	$3,986.3	$3,993.4	$(7.1)	(0.2%)
Less: Precious metal content of sales	37.2	40.5	(3.3)	(8.1%)
Net sales, excluding precious metal content	$3,949.1	$3,952.9	$(3.8)	(0.1%)

A-1    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Net Income (Loss) attributable to Dentsply Sirona

In addition to the results reported in accordance with GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted non-GAAP net income to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted non-GAAP net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted non-GAAP net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted non-GAAP net income consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net (loss) income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with GAAP, and therefore are non-GAAP measures. These non-GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY SIRONA INC. – Proxy Statement     A-2

APPENDIX A

EPS Reconciliation — PRSU Measurement

A reconciliation of Net Income (Loss) and EPS to Adjusted Net Income and Adjusted EPS is provided below:

	Year Ended December 31, 2019

(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to Dentsply Sirona	$262.9	$1.17
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	189.6
Restructuring program related costs and other costs	183.3
Business combination related costs and fair value adjustments	9.5
Credit risk and fair value adjustments	5.3
Tax impact of the pre-tax non-GAAP adjustments (a)	(101.7)
Subtotal non-GAAP adjustments	$286.0	$1.28
Income tax related adjustments	1.0	—

Adjusted non-GAAP net income	$549.9	$2.45

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

	Year Ended December 31, 2018

(in millions, except per share amounts)	Net (Loss) Income	Earnings Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(1,011.0)	$(4.51)
Pre-tax non-GAAP adjustments:
Restructuring program related costs and other costs	1,353.1
Amortization of purchased intangible assets	197.9
Business combination related costs and fair value adjustments	22.8
Credit risk and fair value adjustments	14.5
Gain on sale of marketable securities	(44.1)
Tax impact of the pre-tax non-GAAP adjustments (a)	(130.2)
Subtotal non-GAAP adjustments	1,414.0	6.26
Adjustment for calculating non-GAAP net income per diluted common share (b)		0.23
Income tax related adjustments	51.5	0.03

Adjusted non-GAAP net income	$454.5	$2.01
(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

(b) The Company had a net loss for the year ended December 31, 2018, but had net income on a non-GAAP basis. The shares used in calculating diluted non-GAAP net income per share includes the dilutive effect of common stock.

Shares used in calculating diluted GAAP net loss per share	224.3
Shares used in calculating diluted non-GAAP net income per share	226.0

A-3    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

	Year Ended December 31, 2017

(in millions, except per share amounts)	Net (Loss) Income	Earnings Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(1,550.0)	$(6.76)
Pre-tax non-GAAP adjustments:
Restructuring program related costs and other costs	2,119.3
Amortization of purchased intangible assets	189.1
Business combination related costs and fair value adjustments	38.5
Credit risk and fair value adjustments	4.9
Tax impact of the pre-tax non-GAAP adjustments (a)	(199.8)
Subtotal non-GAAP adjustments	2,152.0	9.26
Adjustment for calculating non-GAAP net income per diluted common share (b)		0.09
Income tax related adjustments	16.2	0.07

Adjusted non-GAAP net income	$618.2	$2.66

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

(b) The Company had a net loss for the year ended December 31, 2017, but had net income on a non-GAAP basis. The shares used in calculating diluted non-GAAP net income per share includes the dilutive effect of common stock.

Shares used in calculating diluted GAAP net loss per share	229.4
Shares used in calculating diluted non-GAAP net income per share	232.7

Internal Sales Growth Reconciliation – AIP Measurement

Internal Sales Growth

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-measures. These non-GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

The Company defines “constant currency” sales growth as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business. The Company defines “internal” sales growth as constant currency sales growth excluding the impacts of net acquisitions and divestitures, Merger accounting impacts and discontinued products.

DENTSPLY SIRONA INC. – Proxy Statement     A-4

APPENDIX A

	Year Ended December 31,
(in millions, except percentages)	2019	2018	Variance %
Net sales	$4,029.1	$3,986.3	1.1%
Less: precious metal content of sales	41.1	37.2	10.5%
Net sales, excluding precious metal content	3,988.1	3,949.1	1.0%
Acquisition related adjustments (a)	—	6.4	NM
Non-GAAP combined business, net sales, excluding precious metal content	3,988.1	3,955.5	0.8%
Foreign exchange impact			(3.3%)
Constant currency growth			4.1%
Acquisitions			(0.6%)
Discontinued products			(1.0%)
Internal sales growth			5.7%

(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

NM—Not meaningful

Internal Sales Growth Reconciliation – AIP Measurement

	Year Ended December 31,
(in millions, except percentages)	2018	2017	Variance %
Net sales	$3,986.3	$3,993.4	(0.2%)
Less: precious metal content of sales	37.2	40.5	(8.1%)
Net sales, excluding precious metal content	3,949.1	3,952.9	(0.1%)
Acquisition/merger related adjustments (a)	6.4	4.0	NM
Non-GAAP combined business, net sales, excluding precious metal content	$3,955.5	$3,955.5	(0.1%)
Foreign exchange impact			1.2%
Constant currency growth			1.3%
Net acquisitions			0.5%
Internal sales growth			(1.8%)

(a) For 2018, amounts represent an adjustment to reflect deferred revenue and for 2017, amounts represent an adjustment to reflect deferred subscription and warranty revenue which was eliminated under business combination accounting standards to make the non-GAAP results comparable for both years.

NM—Not meaningful

Adjusted Pre-Tax Income Reconciliation – AIP Measurement

A reconciliation of Pre-Tax Income to Adjusted Pre-Tax Income is provided below for the year ended December 31, 2019:

Year Ended December 31, 2019

(in millions, except per share amounts)	Pre-Tax Income

Pre-tax income attributable to Dentsply Sirona	$345.4
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	189.6
Restructuring program related costs and other costs	183.3
Business combination related costs and fair value adjustments	9.5
Credit risk and fair value adjustments	5.3
Subtotal non-GAAP adjustments	387.7

Adjusted non-GAAP pre-tax income	$733.1

A-5    DENTSPLY SIRONA INC. – Proxy Statement

DENTSPLY SIRONA CORPORATE HEADQUARTERS 13320 BALLANTYNE CORPORATE PLACE CHARLOTTE, NC 28277 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 19, 2020 for shares held directly and by 11:59 P.M. Eastern Time on May 17, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/XRAY2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 19, 2020 for shares held directly and by 11:59 P.M. Eastern Time on May 17, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.                1e.    Betsy D. Holden ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 1f.Arthur D. Kowaloff !!!2.Ratification of the appointment of Pricewaterhouse- Coopers LLP as the Company’s independent registered !!! 1g.Harry M. Kraemer Jr.!!!public accountants for 2020.    1h. Gregory T. Lucier !!! 3.Approval, by non-binding vote, of the Company’s!!!                TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [GRAPHIC APPEARS HERE]D07863-P35562 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DENTSPLY SIRONA INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a.    Michael C. Alfano ! !! For Against Abstain 1b.    Eric K. Brandt 1c.    Donald M. Casey Jr. 1d.    Willie A. Deese ! !! !!! !!! 1i.    Francis J. Lunger 1j.    Leslie F. Varon 1k.    Janet S. Vergis                executive compensation. Yes No Please indicate if you plan to attend this meeting virtually. !! NOTE: Such other business as may properly come before the meeting or any adjournment thereof.    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.    Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.                D07864-P35562    DENTSPLY SIRONA INC. Annual Meeting of Stockholders May 20, 2020 8:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of DENTSPLY SIRONA Inc. (the “Company”) hereby appoints Keith Ebling and Donald M. Casey Jr., or either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if present virtually at the Annual Meeting of Stockholders of the Company, to be held virtually via live webcast at www.virtualshareholdermeeting.com/XRAY2020 on Wednesday, May 20, 2020, commencing at 8:00 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan. I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share (“Common Stock”) of Company allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company’s Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting. This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 19, 2020 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 15, 2020, for the Trustee to vote the Plan shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting.    Continued and to be signed on reverse side